Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 2, 2026, between Zoomcar Holdings, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (including their respective successors and assigns, each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(c) promulgated thereunder, the Company desires to issue and sell to each Purchaser, who are ‘accredited investors’ within the meaning of Rule 501(a) under the Securities Act, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1.	Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1:

1.1. “Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

1.2. “Action” shall have the meaning ascribed to such term in Section 3.1.10.

1.3. “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

1.4. “Agreement” shall have the meaning ascribed to such term in the preamble.

1.5. “BHCA” shall have the meaning ascribed to such term in Section 3.1.42.

1.6. “Board of Directors” means the board of directors of the Company.

1.7. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

1.8. “Buy-In Price” shall have the meaning ascribed to such term in Section 4.1.4.

1.9. “Certificate of Designation” means that certain Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock of the Company, as may be amended from time to time, as attached hereto as Exhibit 1.10.

1.10. “Closing” shall mean the closing of the offering of Series A Units on or before June 30, 2026, unless extended in the Company’s discretion.

1.11. “Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount, with respect to the Closing, and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

1.12. “Code” means the Internal Revenue Code of 1986, as amended.

1.13. “Commission” means the United States Securities and Exchange Commission.

1.14. “Common Stock” means the common stock of the Company, $0.0001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

1.15. “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

1.16. “Company” shall have the meaning ascribed to such term in the preamble.

1.17. “Company Counsel” means with respect to U.S. federal securities law and New York law, Zarif Law Group P.C., 808 Springwood Avenue, Asbury Park, NJ 07712.

1.18. “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Shares in accordance with the terms of the Certificate of Designation.

1.19. “Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

1.20. “Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent.

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1.21. “Disqualification Event” shall have the meaning ascribed to such term in Section 3.1.44.

1.22. “Escrow Agent” means CSC Delaware Trust Company, with offices at 251 Little Falls Drive, Wilmington, DE 19808.

1.23. “Escrow Agreement” means the escrow agreement entered into prior to the date hereof, by and among the Company, the Escrow Agent and the Placement Agent pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

1.24. “Evaluation Date” shall have the meaning ascribed to such term in Section 3.1.19.

1.25. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.26. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

1.27. “Federal Reserve” shall have the meaning ascribed to such term in Section 3.1.42.

1.28. “GAAP” shall have the meaning ascribed to such term in Section 3.1.8.

1.29. “Indebtedness” shall have the meaning ascribed to such term in Section 3.1.28.

1.30. “Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1.16.

1.31. “Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1.44.

1.32. “IT Systems and Data” shall have the meaning ascribed to such term in Section 3.1.47.

1.33. “Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1.3.

1.34. “Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

1.35. “Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1.2.

1.36. “Material Permits” shall have the meaning ascribed to such term in Section 3.1.14.

1.37. “Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1.43.

1.38. “OFAC” shall have the meaning ascribed to such term in Section 3.1.40.

1.39. “Per Unit Purchase Price” means $1,000 for each Series A Unit.

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1.40. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

1.41. “Placement Agent” means ThinkEquity LLC.

1.42. “Placement Agent Agreement” means the placement agent agreement, dated on or about the date hereof, between the Company and the Placement Agent.

1.43. “Preferred Stock” means the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, having the rights, preferences and limitations set forth in the Certificate of Designation.

1.44. “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

1.45. “Public Information Failure” shall have the meaning ascribed to such term in Section 4.2.2.

1.46. “Purchaser” shall have the meaning ascribed to such term in the preamble.

1.47. “Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

1.48. “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Purchaser Parties, in the form of Exhibit 1.52 attached hereto.

1.49. “Release Date” means the earlier of (i) the date that the initial Resale Registration Statement registering for resale all Conversion Shares and Warrant Shares has been declared effective by the Commission or (ii) the date that all of the Conversion Shares and Warrant Shares can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 or Rule 144A (or any successor rule thereto).

1.50. “Required Approvals” shall have the meaning ascribed to such term in Section 3.1.5.

1.51. “Resale Effective Date” means the earliest of the date that (a) the initial Resale Registration Statement registering for resale all Conversion Shares and Warrant Shares has been declared effective by the Commission, (b) all of the Conversion Shares and Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Termination Date, provided that the applicable holder of Conversion Shares and Warrant Shares is not an Affiliate of the Company, or (d) all of the Conversion Shares and Warrant Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

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1.52. “Resale Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Conversion Shares and Warrant Shares.

1.53. “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

1.54. “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

1.55. “SEC Reports” shall have the meaning ascribed to such term in Section 3.1.8.

1.56. “Securities” means the Shares, the Warrants and the Warrant Shares purchased pursuant to this Agreement.

1.57. “Securities Act” means, collectively, the Shares and the Warrants issued to a Purchaser pursuant to this Agreement, which Warrants shall consist of one (1) Warrant per Share in the case of Series A Units issued at the Closing.

1.58. “Series A Unit” means a Unit issued at the Closing consisting of one (1) Share and one (1) Warrants.

1.59. “Shares” means the shares of Preferred Stock having the rights, preferences and limitations set forth in the Certificate of Designation issued or issuable to each Purchaser pursuant to this Agreement, but excluding the Warrant Shares.

1.60. “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

1.61. “Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Shares and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

1.62. “Subsidiary” means any subsidiary of the Company as set forth in Schedule 3.1.1 and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

1.63. “Termination Date” means June 30, 2026, or such date mutually agreed to by the Company and the Placement Agent, in writing, unless extended in the Company’s discretion.

1.64. “Trading Day” means a day on which the principal Trading Market is open for trading.

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1.65. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, OTCQX, Pink Open Market (or any successors to any of the foregoing).

1.66. “Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement, the Escrow Agreement, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

1.67. “Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 48 Wall Street, 22nd Floor, New York, NY 10005 and an email address of yogita.ramnarayan@equiniti.com, and any successor transfer agent of the Company.

1.68. “Unit” or “Units” means the Series A Units.

1.69. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of the Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

1.70. “Warrants” means the Series A Common Stock purchase warrants issued to the Purchasers at the applicable Closing in accordance with Section 2.2.1 hereof, each Warrant entitling the holder thereof to purchase one Warrant Share at the exercise price set forth therein, subject to adjustment as provided therein.

1.71. “Warrant Shares” means the shares of Common Stock underlying the Warrants.

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2.	Purchase and Sale.

2.1. Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto with respect to such Closing, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $5,000,000 (the “Maximum Amount”) of Units, plus up to an additional $5,000,000 of Units (the “Overallotment Amount”) issuable pursuant to an overallotment option exercisable by the Placement Agent (the “Overallotment Option”), in whole or in part, at one or more Closings, in the Placement Agent’s sole discretion (the Base Maximum Amount plus the Overallotment Amount actually sold, the “Maximum Amount”); provided, however, that (a) the Company and the Placement Agent will not hold the Closing, unless and until a minimum of $1,000,000 (the “Minimum Amount”) in subscriptions have been received and all of such funds are being held in escrow. The Purchasers acknowledge that additional Closings with the same or additional purchasers may occur to achieve the Maximum Amount on the terms provided herein. At the Closing, the Company shall issue Series A Units to Purchasers purchasing Units at the Closing. Each Purchaser shall deliver to the escrow account identified in the subscription documents, via wire transfer, in immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and on the applicable Closing Date and upon payment of funds from the escrow account, the Company shall deliver to each Purchaser its respective Securities (as included in the applicable Units purchased by such Purchaser), as determined pursuant to Section 2.2.1, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2.1 and Section 2.2.2, respectively, deliverable at the applicable Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3.1 and 2.3.2, the applicable Closing shall occur at the offices of counsel to the Placement Agent or such other location (or remotely by electronic means) as the parties shall mutually agree. Notwithstanding anything herein to the contrary, if at any time on or after the time of execution of this Agreement by the Company and an applicable Purchaser, through and including the time immediately prior to the applicable Closing (the “Pre-Settlement Period”), if such Purchaser sells to any Person all, or any portion, of any Shares and associated Warrants to be issued hereunder to such Purchaser at the applicable Closing (collectively, the “Pre-Settlement Securities”), such Purchaser shall, automatically hereunder (without any additional required actions by such Purchaser or the Company), be deemed to be unconditionally bound to purchase such Pre-Settlement Securities at the applicable Closing; provided, that the Company shall not be required to deliver any Pre-Settlement Securities to such Purchaser prior to the Company’s receipt of the purchase price for such Pre-Settlement Securities hereunder, and provided further that the Company hereby acknowledges and agrees that the foregoing shall not constitute a representation or covenant by such Purchaser as to whether or not such Purchaser will elect to sell any Pre-Settlement Securities during the Pre-Settlement Period. The decision to sell any Pre-Settlement Securities will be made in the sole discretion of such Purchaser from time to time, including during the Pre-Settlement Period.

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2.2. Deliveries.

2.2.1. The Company shall deliver or cause to be delivered to each Purchaser or the Placement Agent, at the Closing, as appropriate, the following at the times stated:

2.2.1.1 on the date of pricing for the applicable Closing:

2.2.1.1.1. this Agreement duly executed by the Company.

2.2.1.1.2. a certificate executed by the Chief Financial Officer of the Company in customary form reasonably satisfactory to the Placement Agent and its counsel.

2.2.1.1.3. the Registration Rights Agreement duly executed by the Company.

2.2.1.1.4. the Escrow Agreement.

2.2.1.2 on or prior to the applicable Closing Date:

2.2.1.2.1. a legal opinion of Company Counsel, addressed to the Placement Agent and the Purchasers at such applicable Closing, in form and substance reasonably acceptable to the Placement Agent and such Purchasers.

2.2.1.2.2. a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate (or at the request of the Purchaser, book entry statement) evidencing a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Unit Purchase Price, registered in the name of such Purchaser;

2.2.1.2.3. Reserved.

2.2.1.2.4. the Company shall have provided each Purchaser with the Company’s wire instructions and/or the escrow wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer.

2.2.1.2.5. a duly executed and delivered Officers’ Certificate, in customary form reasonably satisfactory to the Placement Agent and its counsel.

2.2.1.2.6. the Warrants registered in the name of such Purchaser to purchase up to a number of shares of Common Stock set forth on the signature page hereto. The exercise price for each Warrant shall be $0.0625 per share, subject to adjustment as provided therein.

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2.2.1.2.7. Each Purchaser, and the Placement Agent, as applicable, shall deliver or cause to be delivered to the Company, at each applicable Closing, the following at the times stated:

i.	this Agreement duly executed by such Purchaser.

ii.	the Registration Rights Agreement duly executed by such Purchaser.

iii.	duly executed joint written instructions to the Escrow Agent.

iv.	the Placement Agent Agreement.

2.2.1.3 on or prior to the Closing Date, such Purchaser’s Subscription Amount by wire transfer in escrow to the account specified in the subscription agreement or upon Purchaser’s election, directly to the Company.

2.3. Closing Conditions.

2.3.1. The obligations of the Company hereunder in connection with each applicable Closing are subject to each of the following conditions being met:

2.3.1.1 the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the applicable Closing Date of the representations and warranties of the applicable Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date).

2.3.1.2 all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the applicable Closing Date shall have been performed.

2.3.1.3 the delivery by each Purchaser of the items set forth in Section 2.2.2 of this Agreement.

2.3.1.4 The respective obligations of the Purchasers hereunder in connection with each applicable Closing are subject to each of the following conditions being met:

2.3.1.5 the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the applicable Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date).

2.3.1.6 all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable Closing Date shall have been performed.

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2.3.1.7 the delivery by the Company of the items set forth in Section 2.2.1 of this Agreement.

2.3.1.8 there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

2.3.1.9 from the date hereof to the applicable Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the applicable Closing.

3.	Representations and Warranties.

3.1. Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

3.1.1. Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1.1. Unless otherwise provided on Schedule 3.1.1, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

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3.1.2. Organization and Qualification. Other than as set forth on Schedule 3.1.2, the Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions, (ii) conditions generally affecting the industry in which the Company or any Subsidiary operates, (iii) any changes in financial or securities markets in general, (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (v) any pandemic, epidemics or human health crises (including COVID-19), (vi) any changes in applicable laws or accounting rules (including GAAP), (vii) the announcement, pendency or completion of the transactions contemplated by the Transaction Documents, or (viii) any action required or permitted by the Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of Purchaser). As to all Company and Subsidiary power, authority and qualification, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.1.3. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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3.1.4. No Conflicts. Other than as set forth on Schedule 3.1.4, the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

3.1.5. Filings, Consents and Approvals. Other than as set forth on Schedule 3.1.5, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Resale Registration Statement pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission, (v) the Stockholder Approval and such other filings as are required to be made under applicable state securities laws (the “Required Approvals”).

3.1.6. Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue thereof), free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and applicable law. The Conversion Shares and the Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue thereof), free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and applicable law. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement, the Shares and the Warrants.

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3.1.7. Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1.7, which Schedule 3.1.7 shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Other than as stated in Schedule 3.1.7, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in Schedule 3.1.7, or pursuant to this Agreement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. Except as set forth in Schedule 3.17, the issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers). Except as set forth in Schedule 3.1.7, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as set forth in Schedule 3.1.7, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

3.1.8. SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company was previously an issuer described in Rule 144(i) (1)(i) under the Securities Act and has filed all SEC Reports required to be filed under Rule 144(i)(2) under the Securities Act, during the past twelve (12) months. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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3.1.9. Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1.9, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1.9 (each an “Exempt Issuance” and collectively, the “Exempt Issuances”), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

3.1.10. Litigation. Except as set forth on Schedule 3.1.10, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth on Schedule 3.1.10, (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company, except in the ordinary course of business that would not have a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

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3.1.11. Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. To the knowledge of the Company, the Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.1.12. Compliance. Except as set forth on Schedule 3.1.12, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

3.1.13. Environmental Laws. The Company and its Subsidiaries (i) are to the knowledge of the Company, in compliance in all material respects in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

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3.1.14. Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.1.15. Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all real property and all personal property that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties. Neither the Company nor any of its Subsidiaries has received, to the knowledge of the Company, any written notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or its Subsidiaries under any of the leases or subleases or licenses or with respect to the properties mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession or use of the leased or subleased or licensed premises or the properties mentioned above, other than such claims which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.1.16. Intellectual Property. Except as set forth on Schedule 3.1.16, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years after the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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3.1.17. Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in amount deemed prudent by the Company. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.1.18. Transactions with Affiliates and Employees. Except as set forth on Schedule 3.1.18 or in the SEC Reports, during the past three fiscal years and the subsequent interim period through the date of this Agreement, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

3.1.19. Sarbanes-Oxley; Internal Accounting Controls. Except as set forth on Schedule 3.1.19, the Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the applicable Closing Date. Except as set forth on Schedule 3.1.19, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth on Schedule 3.1.19, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

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3.1.20. Certain Fees. Except for the fees and expenses of the Placement Agent and as otherwise set forth on Schedule 3.1.20, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1.20 that may be due in connection with the transactions contemplated by the Transaction Documents.

3.1.21. Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

3.1.22. Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

3.1.23. Registration Rights. Except as disclosed on Schedule 3.1.23, and other than to each of the Purchasers pursuant to the Registration Rights Agreement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

3.1.24. Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth on Schedule 3.1.24, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth on Schedule 3.1.24, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

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3.1.25. Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

3.1.26. Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the written disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, to the Company’s knowledge. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

3.1.27. No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

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3.1.28. Existing Indebtedness. The Company does not have any current plans to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year after the Closing Date. Schedule 3.1.28 sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 3.1.28, neither the Company nor any Subsidiary is in default with respect to any material Indebtedness.

3.1.29. Tax Status. Except as disclosed in Schedule 3.1.29, the Company and its Subsidiaries domiciled in the United States each (i) has made or filed all material United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all material taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

3.1.30. No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

3.1.31. Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

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3.1.32. Accountants. The Company’s accounting firm is Bansal & Co LLP, with offices at D Block, 3rd Floor, Balaji Estate, 8, Guru Ravidas Marg, Kalkaji, New Delhi. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the now current fiscal year.

3.1.33. No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

3.1.34. Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.1.35. Acknowledgment Regarding Purchaser’s Trading Activity. Notwithstanding anything in this Agreement or elsewhere herein to the contrary (except for Sections 3.2.7 and 4.14 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable upon exercise of any of the Warrants are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

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3.1.36. Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities.

3.1.37. Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Purchasers shall be deemed a representation and warranty by the Company to the Purchasers as to the matters covered thereby.

3.1.38. D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires most recently completed by each of the Company’s directors and officers is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires become inaccurate and incorrect.

3.1.39. Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan, if any, was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

3.1.40. Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

3.1.41. U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company shall so certify upon Purchaser’s request.

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3.1.42. Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

3.1.43. Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.1.44. No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

3.1.45. Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

3.1.46. Notice of Disqualification Events. The Company will notify the Purchasers and the Placement Agent in writing, prior to the applicable Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

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3.1.47. Cybersecurity. (i) (a) Except as disclosed in Schedule 3.1.47, to the knowledge of the Company, there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (b) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except, in the case of clauses (i) and (ii) herein, as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

3.2. Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the applicable Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

3.2.1. Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the law of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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3.2.2. Own Account. Such Purchaser understands that the Securities are “restricted securities” as defined in Rule 144 and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty shall not limit such Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

3.2.3. Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a)(1) under the Securities Act. Such Purchaser hereby represents that neither such Purchaser nor any of its Rule 506(d) Related Parties (as defined below) is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

3.2.4. Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

3.2.5. General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

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3.2.6. Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be and has not been provided to it (other than with respect to the transactions contemplated by the Transaction Documents). In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

3.2.7. Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

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4.	Other Agreements of the Parties.

4.1. Transfer Restrictions.

4.1.1. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1.2, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

4.1.2. The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in substantially the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

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4.1.3. Certificates evidencing the Shares, Conversion Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1.2 hereof), (i) while a registration statement (including the Resale Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares, Conversion Shares or Warrant Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), (iii) if such Shares, Conversion Shares or Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares, Conversion Shares or Warrant Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the effective date of a resale Registration Statement, and in any event within such time as to enable the Transfer Agent to remove the legend hereunder by the Legend Removal Date, if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. In the event that a Registration Statement is not available for the resale of the Shares, Conversion Shares or Warrant Shares but the Shares, Conversion Shares or Warrant Shares may be sold pursuant to Rule 144, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after requested by the Purchaser to permit a sale of the Shares, Conversion Shares or Warrant Shares which opinion shall remain in effect until the date on which the Company’s next quarterly filing (10-K or 10-Q) is due. If all or any portion of Shares are converted or a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Shares, Conversion Shares or Warrant Shares, or if such Conversion Shares or Warrant or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares, Conversion Shares or Warrant Shares (assuming cashless exercise of the Warrants) and without volume or manner-of-sale restrictions, or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Shares, Conversion Shares or Warrant Shares shall be issued free of all legends. The Company agrees that following the receipt of Stockholder Approval and the Resale Effective Date or at such time as such legend is no longer required under this Section 4.1.3, it will, no later than the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Shares, Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Shares, Conversion Shares or Warrant Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Shares, Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend.

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4.1.4. In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Shares, Conversion Shares or Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1.3, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after the Legend Removal Date) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Shares, Conversion Shares or Warrant Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the average of the high and low sales prices of the Shares, Conversion Shares or Warrant Shares on the date on which the legend removal was requested.

4.1.5. Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Resale Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

 4.2. Furnishing of Information; Public Information.

4.2.1. Until the earlier of the time that (i) no Purchaser owns any Securities or (ii) the Warrants have terminated, the Company covenants to maintain the effectiveness of the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to use reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act. Except in connection with a bona fide strategic transaction, the Company will not deregister the shares of Common Stock under the Exchange Act without the prior written consent of the Placement Agent.

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4.2.2. At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities (assuming cashless exercise for the Warrants) may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Shares and Warrant Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.2.2 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3. Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4. Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file, within the time required by the Exchange Act, a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents (including, without limitation, the Placement Agent) in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries, or any of their respective officers, directors, agents (including, without limitation, the Placement Agent), employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) to the extent required by federal securities law in connection with (i) any Resale Registration Statement contemplated by this Agreement or the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall (x) obtain prior advice of competent counsel that such disclosure is required, (y) provide the Purchasers with prior notice of such disclosure permitted under this Section 4.4 and (z) reasonably cooperate with such Purchasers regarding such disclosure.

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4.5. Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6. Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously with the delivery of such notice file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7. Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities hereunder for general corporate purposes, including working capital and the repayment of certain outstanding convertible notes.

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4.8. Indemnification of Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all direct losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action instituted against the Purchaser Parties in any capacity (including a Purchaser Party’s status as an investor), or any of them or their respective Affiliates, by the Company or any stockholder of the Company who is not an Affiliate of such Purchaser Party, arising out of or relating to any of the transactions contemplated by the Transaction Documents, or (c) in connection with any Resale Registration Statement of the Company providing for the resale by the Purchasers of the Shares, Conversion Shares or Warrant Shares issued and issuable upon exercise of the Warrants, the Company will indemnify each Purchaser Party, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in such Resale Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser Party furnished in writing to the Company by such Purchaser Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith). For the avoidance of doubt, the indemnification provided herein is intended to, and shall also cover, direct claims brought by the Company against the Purchaser Parties; provided, however, that such indemnification shall not cover any loss, claim, damage or liability to the extent it is finally judicially determined to be attributable to such Purchaser Party’s material breach of any of the representations, warranties or covenants made by such Purchaser Party in any Transaction Document or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct) Notwithstanding anything to the contrary herein, and to the fullest extent permitted by applicable law, the aggregate liability of the Company under this Section 4.8 to any Purchaser Party shall in no event exceed the aggregate Purchase Price actually paid by such Purchaser for the Securities purchased hereunder. Nothing in this Section 4.8 shall be construed to limit any liability of the Company under the Securities Act or the Exchange Act that cannot be waived or limited as a matter of law. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and, except with respect to direct claims brought by the Company, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel to the applicable Purchaser Party (which may be internal counsel), a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations and warranties of such Purchaser Party in this Agreement. In addition, if any Purchaser Party takes actions to collect amounts due under any Transaction Documents or to enforce the provisions of any Transaction Documents, then the Company shall pay the costs incurred by such Purchaser Party for such collection, enforcement or action, including, but not limited to, attorneys’ fees and disbursements. The indemnification and other payment obligations required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation, defense, collection, enforcement or action, as and when bills are received or are incurred; provided, however, that if any Purchaser Party is finally judicially determined not to be entitled to indemnification or payment under this Section 4.8, such Purchaser Party shall promptly reimburse the Company for any payments that are advanced under this sentence. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law. The Company shall not be liable for any losses to the extent arising from (i) the fraud, willful misconduct, bad faith, or gross negligence of the Purchaser, (ii) any trading activity of the Purchaser, or (iii) market fluctuations in the Company’s securities.

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4.9. Listing of Common Stock.

4.9.1. The Company hereby agrees to use its best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the applicable Closing, the Company shall apply to list or quote all of the Conversion Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Conversion Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Conversion Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Conversion Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.10. Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.11. Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules (other than as disclosed to its legal and other representatives). Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, agents or Affiliates after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

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4.12. Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the applicable Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.13. Reserved.

4.14. Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares, Conversion Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.15. Registration Rights Agreement. On the date hereof, the Company shall enter into the Registration Rights Agreement and shall not amend, modify, waive or terminate any provision of the Registration Rights Agreement, except pursuant to the terms of the Registration Rights Agreement.

4.16. Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement, issue Conversion Shares, and Warrant Shares pursuant to any exercise of the Warrants.

4.17. Exercise Procedures. The form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

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5.	Miscellaneous.

5.1. Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the applicable Closing has not been consummated on or before the Termination Date; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2. Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3. Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

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5.5. Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Shares based on the initial Subscription Amounts hereunder (or, prior to the applicable Closing Date, the Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8. No Third-Party Beneficiaries. The Placement Agent shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

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5.9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10. Survival. The representations and warranties contained herein shall survive the applicable Closing and the delivery of the Securities.

5.11. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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5.13. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such Warrant Shares and the restoration of such Purchaser’s right to acquire such Warrant Shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16. Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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5.17. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through the legal counsel to the Placement Agent. The legal counsel of the Placement Agent does not represent any of the Purchasers and only represents the Placement Agent. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18. Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled. For the avoidance of doubt, no liquidated damages shall accrue after the applicable security has been canceled.

5.19. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20. Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[ZCAR Securities Purchase Agreement Signature Pages Follows]

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[ZCAR Securities Purchase Agreement – Company Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ZOOMCAR HOLDINGS, INC.	Address for Notice:

By:	Email:
Name:
Title:

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[ZCAR Securities Purchase Agreement – Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser:	________________________________________________
Signature of Authorized Signatory of Purchaser:	________________________________________________
Name and Title of Authorized Signatory:	________________________________________________
Signature of Authorized Signatory of Purchaser, if Signing Jointly:	________________________________________________
Name and Title of Authorized Signatory, if Signing Jointly:	________________________________________________
Email Address of Authorized Signatory and for Notices:	________________________________________________
Address for Notice to Purchaser:	________________________________________________ ________________________________________________ ________________________________________________
Address for Delivery of Securities to Purchaser (if not same as Address for Notice):	________________________________________________ ________________________________________________ ________________________________________________
Tax ID Number(s)/SSN of Purchaser:	________________________________________________
Third Party Accredited Investor Verification Source	________________________________________________

Subscription Amount in $: ________________________________

Amount Paid Per Unit: $1,000

Number of Warrant Shares Per Unit: 16,000

Beneficial Ownership Blocker (Common Stock, as converted, if applicable): ☐ 4.99% ☐ 9.99% ☐ Other: _______% ☐ None/Not Applicable

Beneficial Ownership Blocker in Warrant (if applicable): ☐ 4.99% ☐ 9.99%

☐ Other: _______% ☐ None/Not Applicable

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DISCLOSURE SCHEDULES

The attached Disclosure Schedules are given pursuant to Section 3.1 of the Securities Purchase Agreement, dated as of [ ], 2026 (the “Agreement”), by and among Zoomcar Holdings, Inc. (the “Company”) and the Purchasers listed on the signature pages thereto. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. Nothing in these Disclosure Schedules is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in these Disclosure Schedules (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. These Disclosure Schedules include brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been provided to the Purchasers or their counsel. These Disclosure Schedules should be read in conjunction with the Private Placement Memorandum delivered to you in connection with the Offering.

Schedule 3.1.1

Subsidiaries

The direct and indirect subsidiaries of the Company are as follows:

Entity	Relationship	Jurisdiction
Zoomcar, Inc.	Wholly Owned Subsidiary of Zoomcar Holdings, Inc.	Delaware
Zoomcar Netherlands Holding B.V	Wholly Owned Subsidiary of Zoomcar, Inc.	Netherlands
Fleet Holding Pte Ltd.	Wholly Owned Subsidiary of Zoomcar, Inc.	Singapore
Zoomcar India Private Ltd. (“Zoomcar India”)	Majority-Owned Subsidiary of Zoomcar, Inc.	India
Zoomcar Egypt Information Technology Platform LLC.	Majority-Owned Subsidiary of Zoomcar Netherlands Holding B.V	Egypt[1]
PT Zoomcar Indonesia Mobility Service	Majority-Owned Subsidiary of Zoomcar Fleet Holding Pte Ltd.	Indonesia[2]
Zoomcar Vietnam Mobility LLC	Majority-Owned Subsidiary of Zoomcar Fleet Holding Pte Ltd	Vietnam[3]
Fleet Mobility Philippines Corporation	Subsidiary of Fleet Holding PTE	Philippines[4]
Zoomcar QFZ LLC	Wholly owned subsidiary of Zoomcar India Private Limited.	Qatar[5]

Zoomcar India is the Company’s primary operating subsidiary.

[1]	Zoomcar Egypt Information Technology Platform LLC closed its operations as of May 2024. The entity was liquidated in August 2025. We got the confirmation from the General Authority for Investment and Free Zones (GAFI) and Egypt Tax authority. It is currently in the process of closing its VAT registration.
[2]	Pt. Zoomcar Indonesia Mobility Services closed its operations as of May 2026 and it is in the process of winding up. Zoomcar Indonesia had filed its bankruptcy application which it withdrew and is yet to refile the same along with the latest financials as per instruction of the court.
[3]	Zoomcar Vietnam Mobility LLC The relevant courts in Ho Chi Minh city have issued a declaration for bankruptcy on September 25, 2025.
[4]	Fleet Mobility Philippines Corporation is in the process of being dissolved. Securities and Exchange Commission and Local Government Unit closure is completed. Bureau of Internal Revenue closure is pending.
[5]	Zoomcar QFZ LLC We await for the official notice from the relevant authorities on the deregistration of the entity.

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Schedule 3.1.2

Organization and Qualification

As of the date hereof Zoomcar Holdings, Inc and Zoomcar, Inc. are in good standing. There is no concept of good standing in jurisdictions other than Delaware that the Subsidiaries operate in.

We have received a few notices between April 2024-April 2025 from the IRS claiming that during assessments certain taxes for FY 2021, 2023 and 2025 are found to be pending for Zoomcar, Inc. Zoomcar, Inc. has responded to the letters seeking clarification and the IRS is yet to respond to us. As of date Zoomcar, Inc. has also obtained a good standing certificate which suggests that there are no pending taxes due. Zoomcar, Inc is still in discussion with its consultants to ascertain legitimacy of these tax claims.

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Schedule 3.1.4

No Conflicts

The Company’s entry into the Agreement and other Transaction Documents constitutes an event of default under the Company’s unsecured convertible note due December 28, 2028 held by ACM Zoomcar Convert LLC (the “Atalaya Note”). Pursuant to the terms of the Atalaya Note, the Company incurrence of indebtedness and entry into a Variable Rate Transaction (as defined in the Atalaya Note) each constitute an event of default. Pursuant to the terms of the securities purchase agreement with ACM Zoomcar Convert LLC, the Company has also covenanted to use 50% of the proceeds from a Variable Rate Transaction to repay the Atalaya Note. Please also see Schedule 3.1.10 for further information on this disclosure.

The issuance of the warrants could trigger an obligation to issue additional securities to the purchasers of convertible promissory notes of the Company effected in 2023 and could result in an adjustment to the warrants issued in June 2024 private placement, November 2024, December 2024, February 2025 and March 2025 private placements. See Schedule 3.1.7.

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Schedule 3.1.5

Filings Consents Approvals

In the event that the Company does not obtain the consent of ACM Zoomcar Convert LLC to the Company’s entering into the transactions contemplated under the Agreement, entering into the transactions contemplated under the Agreement would violate the terms of the Atalaya Note. The Company does not intend to obtain the consent of ACM Zoomcar Convert LLC.

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Schedule 3.1.7

Capitalization

The capitalization of the Company consists of (i) 250,000,000 shares of Common Stock, $0.0001 par value per share, of which approximately 7,908,859 shares are issued and outstanding as of June 01, 2026, and (ii) 10,000,000 shares of Preferred Stock, $0.0001 par value per share, none of which are issued or outstanding.

Capitalization Table	Actual	Pro-Forma Assuming 100% Participation in the Tender Offer*
Common Stock	7,908,859	505,40,952
Pre-Funded Warrants	5,306,013	0
Warrants (WAEP: $35.48)	4,279,315
Public Warrants (Exercise Price $11,420)	5,750	5,750
Options (WAEP: $11,460.00)	16	16
RSUs	4,482,123	4,482,123
Fully Diluted Shares Outstanding	21,982,076	510,428,841

Outstanding Convertible Notes (Pro Forma)

The following amounts reflect the principal and accrued amounts under the Company’s outstanding promissory notes that are convertible into shares of Common Stock, presented on a pro forma basis after giving effect to (i) the payoff in full at the first Closing of this Offering of the AES Convertible Note, the Quick Capital Note, the July 31, 2025 1800 Diagonal Lending bridge note, and the July 31, 2025 Boot Capital bridge note, and (ii) the application of approximately 10% of the gross proceeds of this Offering to the ACM Letter Agreement cash payment obligation. The amounts shown represent the aggregate scheduled remaining payment obligations through note maturity and may differ from outstanding principal balances. (Note Amounts calculated here are as of May 05, 2026.)

Convertible Notes — Convertible at Holder’s Election (CFI Capital LLC)	$223,078	$223,078
Of which: $223,078 is subject to a written Standstill Agreement, pursuant to which the holder has agreed not to convert at a Variable Conversion Price prior to September 30, 2026.
Convertible Notes — Convertible Only Upon Event of Default	$943,879	$943,879
Comprises: Labrys Note ($194,259); November 28, 2025 1800 Diagonal Lending note ($80,535); November 28, 2025 Boot Capital note ($29,825); FirstFire Bridge Note ($217,507); Auctus Note ($137,500); February 25, 2026 1800 Diagonal Lending note ($193,250); February 25, 2026 Boot Capital note ($91,003). Of which: $194,259 (Labrys) is subject to an anticipated written Standstill Agreement on substantially similar terms (not yet executed), and the remainder is held by holders who do not currently have the right to convert at a Variable Conversion Price (none of such notes is currently in default). (Note Amounts calculated here are as of May 05, 2026.)

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Capitalization Table	Actual	Pro-Forma Assuming 100% Participation in the Tender Offer*
Agreement on substantially similar terms (not yet executed), and the remainder is held by holders who do not currently have the right to convert at a Variable Conversion Price (none of such notes is currently in default). (Note Amounts calculated here are as of May 05, 2026.)
Total Outstanding Convertible Notes	$1,166,957	$1,166,957
Issuance of Common Stock totaling $2,000,000 to Aegis Capital Corp. upon the earliest of (i) within 60 days of the uplist and (ii) the end of 2026.
Issuance of total 39,000,000 shares of Common Stock to the Reimer Plaintiffs on January 1, 2027 pursuant to the Reimer Settlement Agreement executed on May 1, 2026, with eligibility to sell up to 3,000,000 shares per month for thirteen (13) months.
Issuance to ACM in Satisfaction of Residual ACM Judgment: Following the satisfaction in full of the $2,500,000 cash payment obligation to ACM under the ACM Letter Agreement, the Company is required to issue to ACM equity securities with an aggregate value of approximately $3,500,000 (the residual balance of the ACM Judgment as of the date of the ACM Letter Agreement), at the price and on the economic terms of any subsequent Company financing closed prior to the date the cash payment is made in full. Because the issuance is denominated in dollars rather than a fixed number of shares, the number of shares of Common Stock (or other equity securities) issuable to ACM is not currently determinable and will depend on the timing and pricing of subsequent financings. To the extent any subsequent financing prices at a per-share price lower than the price at which the Series A Convertible Preferred Stock is issued in this Offering, the share count of the ACM issuance would correspondingly increase, and anti-dilution adjustments under Section 6(e) of the Certificate of Designation may be triggered. See Sections 4.2 and 5 of Supplement No. 1 to the Private Placement Memorandum, dated May 18, 2026
Notes Regarding Convertible Notes: (1) The amounts shown above as Outstanding Convertible Notes do not include the AES Convertible Note, the Quick Capital Note, the July 31, 2025 1800 Diagonal Lending bridge note, or the July 31, 2025 Boot Capital bridge note, each of which the Company intends to pay off in full at the first Closing of this Offering (to the extent funds are available), as described in Section 1 of this Supplement. (2) The amounts shown above also do not include the Walsh Note ($100,000 principal) or the Sod Sciences Notes ($66,346 aggregate principal), the conversion features of which relate to issuances of Convertible Preferred Stock and not Common Stock. (3) See Section 1 of Supplement No. 1 to the Private Placement Memorandum, dated May 18, 2026 and the Schedule A therein for additional information.

*	Includes the effects of the contemplated Tender Offer (as defined in Schedule 3.1.9 of the Securities Purchase Agreement).

(i)	11,499,991Public Warrants outstanding, each exercisable for 1/2000th of a share i.e. 5,750 shares of Common Stock at an exercise price of $11,420 per whole share of Common Stock (the “Public Warrants”);

(ii)	Warrants to purchase 20,119shares of Common Stock with an exercise price of $6,000 per share which were assumed by the Company in connection with the Business Combination (the “Pre-BC Warrants”);

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(iii)	June Warrants issued to the placement agent in the 2024 Bridge Financing (as defined below) to purchase 5,297 shares of Common Stock which are a current exercise price of $56.64 per share Series A Warrants of November Placement (as hereinafter defined) to purchase 763,294 shares of Common Stock at a current exercise price of $16.12;

(iv)	The Company issued certain warrants during the November 2024 Financing, December 2024 Financing, February 2025 Financing and the March 2025 Financing (collectively “2024 Financing”). The Common Stock issued in these rounds and the warrants exercised by the investors in these rounds already form a part of our issued and outstanding common stock. Please see below the list of outstanding warrants from these rounds.

●	Series B Warrants of November 2024 Financing (as hereinafter defined) to purchase up to a maximum of 5,865 shares at an exercise price of $0.002 per share;

●	Placement Agent Warrants from November 2024 Financing to purchase 53,447 shares at a current exercise price of $16.12 per share; Placement Agent Series A Warrants from November Placement to purchase 106,893 shares at a current exercise price of $16.12 per share;

●	Series A Warrants of December 2024 Financing to purchase 5,009 shares of Common Stock at a current exercise price of $6.24 per share;

●	Series B Warrants of December 2024 Financing to purchase up to 94,238 shares of Common Stock at a current exercise price of $0.002 per share;

●	Series B Warrants of February 2025 Financing to purchase up to 89,744 shares of Common Stock at a current price of $0.002 per share;

●	Series A Warrants of March 2025 Financing to purchase 2,544,134 shares of Common Stock at a current exercise price of $6.24 per share,

●	Series B Warrants of March 2025 Financing to purchase up to 591,275 shares of Common Stock at a current exercise price of $0.002 per share,

(v)	5,306,013 Pre-Funded Warrants (across various rounds of Financing);

(vi)	Options to purchase 16 shares of Common Stock with a weighted average exercise price of $11,460 per share;

(vii)	In addition to the foregoing the following Notes are convertible into Shares of Common Stock:

●	The Atalaya Note: Is convertible into shares of Common Stock, provided that any future conversions of the Atalaya Note into shares of Common Stock is subject to receipt of stockholder approval.

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●	June and July 2025 bridge notes (DLL and Boot): On June 24, 2025, we closed two Securities Purchase Agreements with 1800 Diagonal Lending LLC (“DLL”) and Boot Capital LLC (“Boot”) for convertible bridge notes in original principal amounts of $290,240 and $111,760, respectively, with original issue discounts and resulting net proceeds to us of $250,000 and $100,000. In the events of uncured defaults, the Notes are convertible into shares of common stock for either of the Note holders if they elect to convert the outstanding amount (includes principal, accrued interest, default interest, and other fees as applicable) into the Company’s Common stock at a conversion price equal to 75% of the lowest trading price of the Company’s Common stock during the fifteen trading days immediately prior to the applicable conversion date.

●	August 2025 Labrys note: On August 19, 2025, we entered into a Securities Purchase Agreement with Labrys Fund II, L.P. (“Labrys”) and issued a promissory note with a principal amount of $180,000 (including an original issue discount of $18,000), with net proceeds of $158,500 after expenses. In the event of an uncured default under the Labrys Note, the note holder may elect the right to convert the outstanding amount (includes principal, accrued interest, default interest, and other fees as applicable) into the Company’s Common stock at a conversion price equal to 75% of the lowest closing bid price of the Company’s Common stock during the fifteen trading days immediately prior to the applicable conversion date.

●	August 2025 AES notes: On August 24, 2025, we entered into a Securities Purchase Agreement with AES Capital Management, LLC (“AES”) and issued two convertible redeemable notes in an aggregate principal amount of $112,500 (a $75,000 primary note and a $37,500 secondary note). Apart from the events of default under the AES Notes that may trigger conversion, the AES Notes are convertible at the option of the holder at any time for the then outstanding amounts (including principal, accrued interest, default interest, and other fees as applicable) into the Company’s Common stock at a conversion price equal to 72.5% of the average of the three lowest trading prices of the Common Stock as reported on the OTC Markets on which the Company’s shares are then traded or any exchange upon which the Common Stock may be traded in the future, for the seven prior trading days including the day upon which a Notice of Conversion is received by the Company.

●	August 2025 CFI note: On August 24, 2025, we entered into a Securities Purchase Agreement with CFI Capital LLC (“CFI”) and issued a convertible redeemable note in a principal amount of $150,000 with an original issue discount of $15,000. Apart from Events of Defaults under the CFI Notes that may trigger Conversion, the CFI Notes are convertible at any time after the 6th monthly anniversary of the CFI Note, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock at a price for each share of Common Stock equal to 72% of the lowest trading price of the Common Stock as reported on the OTC Markets on which the Company’s shares are then traded or any exchange upon which the Common Stock may be traded in the future for the fifteen prior trading days including the day upon which a Notice of Conversion is received by the Company.

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●	November Notes (DLL & Boot): On November 28, 2025, we closed two Securities Purchase Agreements with DLL and Boot for convertible bridge notes in original principal amounts of ($152,550.00 and $56,500.00, respectively. Similar to the June and July 2025 Bridge Notes, in the event of defaults, the note holders may convert the outstanding amount (includes principal, accrued interest, default interest, and other fees as applicable) into the Company’s Common stock at a conversion price equal to 75% of the lowest closing bid price of the Company’s Common stock during the 10 trading days immediately prior to the applicable conversion date.

●	December FirstFire Bridge Note: On December 10, 2025, we entered into a Securities Purchase Agreement with FirstFire Global Opportunities Fund, LLC, (“FirstFire”) and issued a convertible redeemable note in a principal amount of $220,000 with an original issue discount of $20,000. Apart from Events of Defaults under the FirstFire Bridge Note that may trigger Conversion, this note is convertible at any time after the 6th monthly anniversary, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock at a price for each share of Common Stock equal to 75% of the lowest trading price of the Common Stock during the fifteen trading days prior to the Conversion Date.

●	Auctus Note: On December 24, 2025, we entered into a Securities Purchase Agreement with AUCTUS FUND, LLC, (“Auctus”) and issued a promissory note for a principal amount of $125,000 with an original issue discount of $12,500 (“Auctus Note”). Apart from Events of Defaults under the Auctus Note that may trigger Conversion, this note is convertible at any time after the 6th monthly anniversary, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock at a price for each share of Common Stock equal to 73% of the lowest trading price of the Common Stock during the fifteen trading days prior to the Conversion Date.

●	Quick Capital Note: On January 8, 2026 we entered into a Securities Purchase Agreement with Quick Capital LLC (“Quick Capital”) and issued a convertible note for principal amount of $42,613.64 with an original discount of $5,113.64 (“Quick Capital note”). Apart from Events of Defaults under the Quick Capital Note that may trigger Conversion, this note is convertible at any time to convert all or any outstanding amounts under this Note into shares of the Company’s common stock at a price for each share of Common Stock equal to 75% of the lowest closing bid price of the Common Stock during the fifteen trading days preceding the Conversion Date.

●	February Notes (DLL & Boot): On February 25, 2026, we closed two Securities Purchase Agreements with DLL and Boot for convertible promissory notes in original principal amounts of $180,800.00 and $84,750.00, respectively. Similar to the June and July 2025 Bridge Notes, in the event of defaults, the note holders may convert the outstanding amount (includes principal, accrued interest, default interest, and other fees as applicable) into the Company’s Common stock at a conversion price equal to 75% of the lowest closing bid price of the Company’s Common stock during the 10 trading days immediately prior to the applicable conversion date.

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●	Walsh Industries Notes: On April 5, 2026 the Company issued a Promissory Note to Walsh Industries (“Walsh Industries”) for principal amount of $100,000 (“Walsh Note”). In addition to the repayment obligation the Company is also required to issue $50,000 worth of Convertible Preferred Stock and additionally, upon occurrence of event of default i.e. non repayment of the Walsh Note, shall further entitle the Walsh Industries to seek $50,000 worth of Convertible Preferred Stock as Penalty Shares.

●	Sod Sciences April Note: On April 23, 2026 the Company issued a Promissory Note to Sod Sciences Inc.(“Sod Sciences”) for principal amount of $22,500.00 (“Sod Sciences April Note”). In addition to the repayment obligation the Company is also required to issue $100,000 worth of Convertible Preferred Stock and additionally, upon occurrence of event of default i.e. non repayment of the Sod Sciences April Note, shall further entitle the Sod to seek $100,000 worth of Convertible Preferred Stock as Penalty Shares.

●	Sod Sciences May Note: On May 5, 2026 the Company issued another Promissory Note to Sod Sciences Inc.(“Sod Sciences”) for principal amount of $43,845.70 (“Sod Sciences May Note”). In addition to the repayment obligation the Company is also required to issue $241,200 worth of Convertible Preferred Stock and additionally, upon occurrence of event of default i.e. non repayment of the Sod Sciences May Note, shall further entitle the Sod to seek $241,200 worth of Convertible Preferred Stock as Penalty Shares.

(viii)	Of the outstanding shares, the following shares are held by Affiliates:

●	3,843 shares are beneficially owned by Mohan Ananda. Mr. Ananda has resigned as a member of the Board of Directors effective May 10, 2026.. The treatment of his 302,353 previously-granted RSUs is being determined in accordance with the applicable award agreements and the Company’s equity incentive plan.

●	Uri Levine, the Chairman of the Board holds 82,282 shares, 84,904 pre-funded warrants of the Company along with 50,000 RSUs that have been assigned to him as a Board Member.

●	46 Pre-BC Warrants are beneficially owned by Swatick Majumdar, and 376,765 RSUs have been issued to this Board Member.

●	33 Pre-BC Warrants are beneficially owned by John Clarke along with 376,765 RSUs have been issued to this Board Member.

●	Deepankar Tiwari, the CEO of the Company through a share inducement award has been issued 750,000 shares of the total 1,000,000 RSUs issuable to him.

●	Evelyn D’An, a member of the Board, holds 376,765 RSUs.

●	Sachin Gupta, the CFO of the Company, holds 500,615 RSUs.

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●	Shachi Singh, the Chief Legal and HR Officer of the Company, holds 500,476 RSUs. Ms. Singh has resigned as Chief Legal Officer of the Company effective April 28, 2026; the treatment of her previously- granted RSUs is being determined in accordance with the applicable award agreements and the Company’s equity incentive plan.

(ix)	The Company has adopted the 2023 Equity Incentive Plan, pursuant to which 727,544 shares are reserved for issuance, none of which are issued or outstanding or subject to outstanding awards.

(x)	2024 Financing: Please note below the various rounds of financing that were closed during the year ended March 31, 2025. The details of the outstanding warrants have already been provided under Schedule 3.1.7 (iv).

November 2024 Placement

On November 5, 2024, the Company entered into a private placement transaction for gross proceeds of $9.15 million (before deduction of fees to the placement agent and other offering expenses payable by the Company). in which the Company agreed to sell to such Investors an certain units wherein each unit consisted of one share of the Company’s Common Stock, two Series A Warrants each to purchase one share of Common Stock (the “Series A Warrants”) and a Series B Warrant to purchase such number of shares of Common Stock, as determined on the Reset Date (the “Series B Warrants”). The closing occurred on November 7, 2024 (the “Closing Date”).

The Series A Warrants were initially exercisable at an exercise price of $4.03 per share and contain a reset adjustment provisions determined by a volume weighted average formula subject to stockholder approval.

In addition, the Series A Warrants included a provision that resets the exercise price with a proportionate adjustment to the number of shares underlying the Series A Warrants in the event of a reverse split of the Company’s Common Stock at any time after the issuance date (a “Share Combination Event”). In the event of a Share Combination Event, the exercise price of the Series A Warrants will be reset to a price equal to the lesser of (i) the then exercise price and (ii) the lowest volume weighted average price (VWAP) during the period commencing five trading days immediately after the date the Company effects a reverse stock split (the “Event Market Price”), provided that the adjustment to the exercise price shall not reduce the exercise price below the Post-Stockholder Approval Floor Price.

The Series A Warrants are also subject to full ratchet anti-dilution protection for any issuances of Company securities (other than certain excluded issuances) at a price or effective price (as determined in accordance with the terms of the Series A Warrants, the “Dilutive Issuance Price”) that is less than the then current exercise price of the Series A Warrants following the issuance date (a “Dilutive Issuance”).

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The November Series A Warrants have already been reduced to the November Warrants Post-Stockholder Approval Floor Price on February 18, 2025. and, therefore, no further adjustments are applicable.

The Series B Warrants have an exercise price of $0.002 per share and are not initially exercisable for any shares of Common Stock, but also contain a reset adjustment on the Reset Date, depending on the price determined by the VWAP Formula. For the purposes of determining the reset price, the VWAP Formula will be subject to the Post-Stockholder Approval Floor Price.

The Series B Warrants were also subject to customary adjustments for stock dividends, stock splits, distributions and the like.

December 2024 Placement

First Closing of Private Placement Warrants

On December 23, 2024, the Company entered into securities purchase agreements (“December SPA”) on with certain accredited investors relating to a private placement offering in which the Company is offering shares of Common Stock, Series A Warrants and Series B Warrants for minimum gross proceeds of $4 million and up to a maximum of $30 million, pursuant to a Confidential Private Placement Memorandum, dated December 3, 2024, as the same has been amended and supplemented from time to time (the “December Offering”). On December 25, 2024, the Company held the first closing of the December Offering in which it raised gross proceeds of $5.48 million (before deduction of fees to the placement agent and other offering expenses payable by the Company) in connection with the first closing (“First Closing”).

In connection with the first closing on December 24, 2024 (the “December Closing Date”), the Company issued shares of Common Stock and pre-funded Warrants, Series A Warrants subject to certain adjustments (the “December Series A Warrants”) and Series B Warrants to purchase such number of shares of Common Stock, as determined on the December Warrants Reset Date (as defined below) (the “December Series B Warrants”). The December Series A Warrants are exercisable for a period of five years from the date that they are initially exercisable. The exercise price and the number of shares available for exercise pursuant to the December Series A Warrants were subject to adjustment, as provided below. The December Series B Warrants are exercisable until they are exercised, at an exercise price of $0.002.

The December Series A Warrants contain a reset adjustment occurring on the date that is the later of (a) ten trading days after stockholder approval or (b) the earliest of (i) the date which is ten consecutive trading days after the resale registration effective date or (ii) 12 months and ten trading days following the issuance date of the December Series A Warrants (the “December Warrants Reset Date”). The reset occurring on the December Warrants Reset Date would occur if the price of the Common Stock, at such time, determined by a VWAP Formula is less than the per share purchase price of the securities on the First Closing Date), and, if so, the exercise price would be reduced to such lower price and the number of shares exercisable would be increased so that the aggregate exercise price of the December Series A Warrants would remain the same. For the purposes of determining the reset price, the VWAP Formula will be subject to a floor price of $0.312 ($6.24 after factoring in the Second Reverse Split) (the “December Warrants Post-Stockholder Approval Floor Price”).

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In addition, the December Series A Warrants include a provision that resets the exercise price with a proportionate adjustment to the number of shares underlying the December Series A Warrant in the event of a Share Combination Event. In the event of a Share Combination Event, the exercise price of the December Series A Warrants will be reset to a price equal to the lesser of (i) the then exercise price and (ii) the Event Market Price, provided that the adjustment to the exercise price shall not reduce the exercise price below the December Warrants Post-Stockholder Approval Floor Price.

On March 18, 2025, the Board determined to fix the “Reset Price” of all of the Series B Warrants issued in the Offering down to the “Floor Price” of $0.312 (or $6.24 upon effectiveness of the reverse stock split which will be effective as of March 21, 2025). The Company has agreed to deem the “Reset Date” of the Series B Warrants to be effective. Accordingly, the Series B Warrant will be immediately exercisable up to the “Maximum Eligibility Amount” based on a “Reset Price” that is equal to the “Floor Price,” subject to the beneficial ownership limitations set forth therein.

Accordingly, the December Series A Warrants have already been reduced to the December Warrants Post-Stockholder Approval Floor Price on February 18, 2025 and, therefore, no further adjustments are applicable.

The December Series B Warrants were not initially exercisable for any shares of Common Stock, but also contain a reset adjustment on the December Warrants Reset Date, depending on the price determined by the VWAP Formula, if it is less than the per share purchase price of the Securities on the First Closing, then the maximum eligibility number of shares of Common Stock will be determined so that the sum of (a) the number of shares of Common Stock and/or shares of Common Stock underlying Pre-Funded Warrants issued on the First Closing Date and (b) the number of Shares issued pursuant to the December Series B Warrants on the December Warrants Reset Date would equal the number of shares of Common Stock and/or Pre-Funded Warrants that would have been issued to the investors on the First Closing Date if the per share price had been the price determined pursuant to the VWAP Formula. For the purposes of determining the reset price, the VWAP Formula will be subject to the December Warrants Post-Stockholder Approval Floor Price.

The December Series A Warrants and the December Series B Warrants are also subject to customary adjustments for stock dividends, stock splits, distributions and the like.

A holder of December Series A Warrants and December Series B Warrants does not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to the Company.

The December Series A Warrants and the December Series B Warrants contain a standard cashless exercise provision permitting the holder to exercise the Warrant on a cashless basis if the market price of the Company’s common stock at the time of exercise is in excess of the exercise price of the Warrant and there is not an effective resale registration statement available for the resale of the shares of Common Stock underlying such warrants.

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Second Closing Private Placement Warrants

On January 31, 2024, the Company entered into securities purchase agreements, substantially the same as the December SPA (the “January SPA”) with certain additional accredited investors (the “Investors”), in connection with the second closing of the December Offering (the “Second Closing”). The Company raised gross proceeds of approximately $1.44 million and after the deduction of fees and expenses payable to the Placement Agent (defined hereafter) and other offering expenses, including legal fees payable to the Company’s and Placement Agent’s counsel, the net proceeds to the Company was approximately $1.25 million.

All other terms and conditions of the January SPA are the same as those in the December SPA and the description of the securities including the warrants issued at the Second Closing is the same as the securities issued by the Company at the First Closing, provided that all shares of Common Stock and all shares of Common Stock issuable upon the exercise of any of the warrants issued at the Second Closing will be registered for resale in the same resale registration statement that the Company is filing to register shares of Common Stock issued or issuable with respect to the First Closing.

Third Closing Private Placement Warrants

On March 31, 2025, the Company entered into a securities purchase agreement (“March SPA”), substantially in the same form as the December SPA and the January SPA with certain additional accredited investors (the “Investors”), in connection with the third closing of the Offering (the “Third Closing”). The Company did not receive any cash proceeds in the Third Closing. The Securities (as hereinafter defined) were issued to the Investors either (i) as consideration for waiving certain rights that such Investors may have had in connection with a most favored nations provision included in the transaction documents for a prior financing of Zoomcar, Inc. or (ii) to settle outstanding amounts owed by the Company to such Investors (see “Settlement Agreements” below). Pursuant to the terms and conditions of the Securities Purchase Agreement, the Company agreed to sell to such Investors (i) Series A Warrants to purchase up to an aggregate of 6,706,192 shares of Common Stock at an exercise price of $6.24 per share, which takes into account a “share combination event” adjustment effective following the issuance of such warrants as a result of the Reverse Split (the “Series A Warrants”) and (ii) Series B Warrants to purchase initially no shares of Common Stock and then up to such number of shares of Common Stock, as determined on the Reset Date (as described below), subject to certain adjustments (the “Series B Warrants” and collectively with the Shares and the Series A Warrants, the “Securities”). The Securities were offered at a price of $31.20. The Series A Warrants are exercisable for a period of five years from the date that they are initially exercisable. Since the exercise price of the Series A Warrants has been reduced to the floor price, there can be no further adjustment to the exercise price or the number of shares available for exercise pursuant to the Series A Warrants. The Series B Warrants are exercisable at any time until they are exercised, at an initial exercise price of $0.002. The maximum number of shares of Common Stock that the Series B Warrants may be exercisable into is 2,004,955 shares. The Third Closing occurred as of March 31, 2025. As mentioned above, the Company did not receive any proceeds at the Third Closing.

All other terms and conditions of the March SPA are the same as those in the December 2024 SPA and the January 2025 SPA, provided that all pricing terms, with respect to the Third Closing, reflect the Reverse Split. The description of the Securities issued at the Third Closing is the same as the securities issued by the Company at the First Closing and the Second Closing.

Except as set forth on Schedule 3.1.4 the issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers). Except as set forth in this Schedule 3.1.7 there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as set forth in this Schedule 3.1.7there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary.

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Schedule 3.1.9

Material Changes; Undisclosed Events, Liabilities or Developments

As disclosed in the Company’s SEC Reports:

Tender Offer:

On or about January 18, 2026, the Board of Directors of the Company approved the commencement of one or more issuer exchange offers pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), to exchange certain outstanding warrants of the Company for shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (collectively, the “Exchange Offers”). The Exchange Offers are intended to simplify the Company’s capital structure and improve the Company’s ability to pursue an uplisting of its Common Stock and related financing transactions.

The Company commenced the Exchange Offers by filing tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), together with an offer to exchange and related transmittal materials (collectively, the “Offer Documents”), on or about January 23, 2026.

The Company expects to (i) offer to exchange all outstanding Common Warrants to purchase shares of Common Stock for shares of Common Stock at an exchange ratio of 20,000 shares of Common Stock for each surrendered Common Warrant, (ii) offer to exchange all outstanding Series A Warrants for shares of Common Stock at an exchange ratio of 10 shares of Common Stock for each surrendered Series A Warrant, (iii) offer to exchange all outstanding Series B Warrants for shares of Common Stock at an exchange ratio of 10 shares of Common Stock for each surrendered Series B Warrant, (iv) offer to exchange all outstanding Pre-Funded Warrants for shares of Common Stock at an exchange ratio of 10 shares of Common Stock for each surrendered Pre-Funded Warrant, (v) offer to exchange all outstanding 2026 Warrants (defined herein below) for shares of Common Stock at an exchange ratio of 20,000 shares of Common Stock for each surrendered 2026 Warrant, in each case on the terms and subject to the conditions set forth in the Offer Documents. The exchange offers are also expected to be subject to stockholder approval of the issuance of shares in the exchange offers and an increase in the Company’s authorized shares under its certificate of incorporation. If tendered, such shares would be subject to an 18-month lock-up agreement pursuant to which 50% of such shares shall be released 12 months from the expiration of the Exchange Offers and the remaining balance would be released 18 months from expiration of the Exchange Offers (the “Lock-Up”).

On February 25, 2026, the Company closed a private placement of common stock purchase warrants (the “2026 Warrants”) (the “Warrant Placement”). The Warrants were issued and sold to verified accredited investors in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(c) of Regulation D promulgated thereunder.

Following the closing of the Warrant Placement, the Company commenced a separate issuer offer to exchange (the “Warrant Exchange Offer”) on February 26, 2026, pursuant to which eligible holders of record of Warrants. After internal discussions and discussions with the relevant regulatory bodies, the Company decided to terminate this offering and roll the tender offer for these warrants into the Exchange Offers described above. Any shares of Common Stock issued in exchange for Warrants in the Exchange Offer will be issued as “restricted securities,” will bear an appropriate restrictive legend, and will be subject to stop-transfer instructions and contractual transfer restrictions, including lock-up restrictions, as described in the Schedule TO and the related offer materials. The Exchange Offer is subject to the terms and conditions described in the Schedule TO, including, among other things, the Company’s ability to obtain stockholder approval for an amendment to its Certificate of Incorporation to increase the number of authorized shares of Common Stock.

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ACM Litigation:

On May 11, 2026, the Company and ACM Zoomcar Convert LLC entered into the ACM Letter Agreement, providing for, among other things, a $2,500,000 cash payment to ACM on or before October 31, 2026, satisfaction of the approximately $3,500,000 residual balance of the ACM Judgment through the issuance of equity securities on the price and economic terms of subsequent Company financings, ACM’s right to receive at least 10% of the gross proceeds of each capital raise (and a greater percentage to the extent any other creditor receives a greater percentage), a Courtesy Standstill Period through March 31, 2027 (terminable by ACM in its sole discretion), and a confession of judgment.

Reimer Settlement:

On May 1, 2026, the Company and the Reimer Plaintiffs entered into the Reimer Settlement Agreement, providing for the issuance of 39,000,000 shares of Common Stock (subject to entry of a Section 3(a)(10) fairness order, with a fairness hearing set for June 1, 2026), a $2,000,000 aggregate cap, and a confession of judgment; the related temporary restraining order was vacated on May 4, 2026.

Other Notes:

As of February 12, 2026, our cash and cash equivalents totaled $0.40 million, consisting of cash on hand, fixed deposits and other bank balances. Thereafter on February 25, 2026, the Company issued two convertible promissory notes to 1800 Diagonal Lending LLC (“DLL”) and Boot Capital LLC (“Boot”) for total gross proceeds of $265,550 (before deduction of original issue discount and expenses payable by the Company). The Company received $225,000 of cash and cash equivalents after deduction of original issue discounts and expenses of $40,550 (“February Notes”). Further On April 5, 2026 the Company issued a Promissory Note to Walsh Industries (“Walsh Industries”) for principal amount of $100,000 (“Walsh Note”). On April 23, 2026 the Company issued a Promissory Note to Sod Sciences Inc. for principal amount of $22,500.00 (“Sod Sciences April Note”). On May 5, 2026 the Company issued another Promissory Note to Sod Sciences Inc.(“Sod Sciences”) for principal amount of $43,845.70 (“Sod Sciences May Note”).

The Company believes that current cash and cash equivalents will allow the Company to continue operations through March 31, 2026, assuming that the Company makes part payments on its currently outstanding indebtedness and future accruals, there can be no assurance that this will be the case. If the Company is unable to raise additional capital, the Company’s current cash on hand will allow the Company to continue operations through March 2026, assuming that the Company does not make any payments on currently outstanding indebtedness (see Schedule 3.1.28 below).

See also the information included in Schedules 3.1.10 and 3.1.12 below.

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Schedule 3.1.10

Litigation

(i)	Litigation with Former Employee: In February 2023, a former employee of Zoomcar India instituted a suit before the City Civil and Sessions Judge at Mayo Hall, Bengaluru against Zoomcar India, Zoomcar and IOAC challenging his termination, claiming approximately $400,000 in damages, and claiming that 100,000 options to purchase shares of Zoomcar have vested. On March 3, 2023, the City Civil and Sessions Judge at Mayo Hall, Bengaluru, issued an interim injunction to restrain each of Zoomcar and IOAC from “alienating or dealing” the 100,000 shares, (without giving effect to the reverse splits and the conversion ratio for the business combination), of Zoomcar claimed by the former employee while the suit is pending. Zoomcar believes that such claims are baseless and is attempting to have the interim order vacated. In addition, Zoomcar India filed an application in the former employee’s suit, seeking that IOAC be deleted from the array of parties in the suit, inter alia since (i) IOAC is neither a necessary nor a proper party to the suit; (ii) no reliefs have been sought by the former employee from IOAC; and (iii) there is no cause of action against IOAC.

(ii)	Litigation with Founder and Former CEO: On September 26, 2024, we received a copy of a complaint filed with the United States District Court for the District of Delaware wherein our founder and former CEO Greg Moran has challenged the Company’s termination of his employment for cause, effective as of June 18, 2024. Mr. Moran has contested the facts leading up to the grounds on which his termination was based and has also claimed that this alleged wrongful termination has deprived him of his vested right to 8% of the Company’s outstanding equity that he claims was owed to him under his Employment Agreement. He has also claimed that in connection with his termination he is entitled to the payment of certain amounts for unused paid leave during his employment with Zoomcar, along with certain other compensation he claims to be owed under the terms of his Employment Agreement, including “Owed Severance” equal to approximately $72,000. In total, Mr. Moran seeks damages of at least $238,000 plus damages associated with the 8% of shares. He also seeks damages under the New York Labor Law, under which he seeks liquidated damages equal to 100% of any unpaid wages. He claims that all of the above constitute wages under New York Labor Law. Zoomcar believes that the termination of Mr. Moran’s employment for cause was proper in accordance with the terms of his Employment Agreement. Mr. Moran’s case in the District Court was dismissed on account of Mr. Moran’s stated intention to refile the case in Delaware Superior Court. Mr. Moran refiled his lawsuit in the Superior Court of the State of Delaware on November 1, 2024. On November 27, 2024, the Company filed a motion to dismiss certain of the causes of action for failure to state a cause of action, and the briefing on that motion was filed on January 7, 2025. Mr. Moran filed opposition to Zoomcar’s motion on February 5, 2025 and Zoomcar filed a reply in further support of its motion on February 20, 2025. Zoomcar’s oral arguments in its motion to dismiss were heard on April 29, 2025. The Court requested additional briefing with respect to the Company’s motion to dismiss Mr. Moran’s Wage claim. The additional briefing was due on August 15, 2025. The court granted the motion to dismiss Mr. Moran’s quasi-contractual claims and reserved decision on the balance of the motion. On November 20, 2025, the court further granted the motion to dismiss Mr. Moran’s tortious interference with contract claim and breach of New York labour law claim. Zoomcar believes the allegations are without merit, intends to defend them vigorously and expects to prevail either at the motion stage or at a hearing on the merits.

The Company has entered into a settlement agreement dated March 16, 2026 to resolve the litigation with Mr. Moran, providing for payment of $150,000 and mutual releases of all claims, with no admission of liability by any party. The matter will be dismissed with prejudice upon completion of the settlement payments.

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(iii)	Litigation with ACM: The Company received two default notices from ACM. The first notice was issued on May 22, 2024 which stated that the Company is in default of the terms of the Unsecured Convertible Note issued to ACM on December 28, 2023, since the Company had entered into an equity line arrangement with White Lion Capital LLC, a variable rate transaction, without the prior consent of ACM. Further, on June 25, 2024, the Company received the second notice of default from ACM stating that the Company has incurred indebtedness in the form of $3,600,000 in principal amount of notes in a transaction involving Aegis Capital Corp. acting as the placement agent, prior to which, the consent of ACM was not obtained. As per the terms of the ACM note, in the event of any default, all accrued but unpaid interest plus liquidated damages and other amounts thereof, shall become immediately due and payable in cash. On November 7, 2024, ACM filed a notice of motion for summary judgement in in lieu of complaint against Zoomcar in New York courts for accelerated payment of $5,997,832.72 due under the ACM note and related legal expenses, pursuant to breach of the terms of the note. ACM alleged that two “Events of Default” (as defined in the Note) had occurred thereby entitling ACM to full and accelerated payment of the Note. The first was a Form 8-K, filed by Zoomcar on May 9, 2024, which allegedly disclosed that on May 6, 2024, Zoomcar had entered into an equity line arrangement and “Variable Rate Transaction” (as defined in the Note) with White Lion Capital LLC (“White Lion”). The second was a Form 8-K, filed by Zoomcar on June 21, 2024, which allegedly disclosed that on June 18, 2024, Zoomcar had incurred a form of debt that was not “Excluded Debt” (as defined in the Note) arising from its placement agent agreement with Aegis Capital Corp. without ACM’s prior consent. The Note generally provides that, upon the occurrence of an Event of Default, all accrued but unpaid interest plus liquidated damages and other amounts thereof shall become immediately due and payable to the Note holder. On January 14, 2025, Zoomcar filed opposition to the Motion. In relevant part, Zoomcar challenged the fact allegations concerning: (i) the first Form 8-K by tendering to the Court evidence confirming that the subject transaction with White Lion in fact had been terminated and the underlying filing of a Form S-1 registration statement contemplated in that transaction was never effectuated; and (ii) the second Form 8-K by tendering to the Court evidence confirming that the subject transaction involved Excluded Debt. The effect of the foregoing is the transactions were excluded from the definitions of Events of Default and extinguished ACM’s alleged entitlement to accelerated payment under the Note. Additional defenses were also presented by Zoomcar to the Motion. On March 28, 2025, New York County Supreme Court Justice granted a summary judgment in favor of ACM in the amount of $5,656,086.72, as well as default interest in the amount of $346,481.00, post-judgment interest at the statutory rate, attorneys’ fees, and costs. The issue of attorneys’ fees was referred to a special referee to report and recommend on submission from the parties. On April 22, 2025, the Company filed a Notice of Appeal seeking to reverse the March 28, 2025, order granting summary judgment in favor of ACM. On May 9, 2025, the Court reduced the award of attorneys’ fees and costs to $12,000.00. Based on the foregoing, on July 1, 2025, the Clerk of the Court entered two (2) money judgments against the Company for the underlying liability and attorneys’ fees: $5,997,832.72 and $12,000.00. On July 29, 2025, the Company filed Notices of Appeal seeking to reverse both money judgments in favor of ACM. The Company will continue to vigorously prosecute its appeals.

On May 11, 2026, the Company and ACM Zoomcar Convert LLC entered into the ACM Letter Agreement, providing for, among other things, a $2,500,000 cash payment to ACM on or before October 31, 2026, satisfaction of the approximately $3,500,000 residual balance of the ACM Judgment through the issuance of equity securities on the price and economic terms of subsequent Company financings, ACM’s right to receive at least 10% of the gross proceeds of each capital raise (and a greater percentage to the extent any other creditor receives a greater percentage), a Courtesy Standstill Period through March 31, 2027 (terminable by ACM in its sole discretion), and a confession of judgment;

(iv)	Complaint by certain warrant holders: We were made aware that on or about March 19, 2026, a complaint has been filed in the Supreme Court of the State of New York, County of New York, by Reimer Family Partnership, L.P., Michael Schiavello, and Vasilios Takos (collectively, the “Plaintiffs”). The complaint alleges, among other things, breaches of certain warrant agreements in connection with the Company’s prior capital raising transactions. While the Company believes that the claims are not supported by the facts or applicable law, there can be no assurance that the Company will be successful in its defense of this matter. Thereafter On April 14, 2026, the Supreme Court of the State of New York, County of New York, issued an Order to Show Cause with Temporary Restraining Order in the matter of Reimer Family Partnership, L.P. et al. v. Zoomcar Holdings, Inc. (Index No. 651695/2026) which prevented the Company from issuing, transferring or consummating a private placement or seek approval of shareholders to do the same.

Thereafter, on May 1, 2026, the Company and the Reimer Plaintiffs entered into the Reimer Settlement Agreement, providing for the issuance of 39,000,000 shares of Common Stock (subject to entry of a Section 3(a)(10) fairness order, with a fairness hearing set for June 1, 2026), a $2,000,000 aggregate cap, and a confession of judgment; the related temporary restraining order was vacated on May 4, 2026.

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Schedule 3.1.12

Compliance

Since November 2023, we have been in violation of our scheduled monthly installment payment obligations of $215,337 per month on our lease liability with Ayvens Group (f/k/a Leaseplan India Private Limited) (“Leaseplan”). Leaseplan notified us on February 7, 2024, that we are in default of our November 2023 payment. As of the date hereof, we are in default beyond the 30-day extended cure period (as envisaged under the terms of our debt with Leaseplan) of our November 2023 payment and continue to be default of all EMIs thereafter. As a result of such defaults, as of the date hereof, Leaseplan (i) has initiated the process of repossession of all vehicles, and (ii) has invoked the bank guarantee of $120,482 which was a security created by Zoomcar in favor of Leaseplan. Such outcomes may have a material adverse impact on our business, operations or financial condition. The Company continues to negotiate a deferred payment plan to the restructured debt proposal shared by the Company wherein the debt after certain waivers and discounts, will stand restructured to $4,755,942 and the Company is hopeful that Leaseplan will issue a comfort letter in this regard acknowledging the proposed payment schedule spread across six tranches repayment of the restructured debt. , Currently, the Company has already cleared the first three tranches in accordance with the proposed payment schedule as per the comfort letter, amounting to $2,847,177 (approx.) towards the outstanding debt. The Company is yet to clear the fourth tranche of payment (as per the proposed payment schedule) which was due as of July 31, 2025. The Company also requested a further extension to repay the remaining three tranches. However, on December 22, 2025, the Company received a Demand Notice from LeasePlan demanding the outstanding dues payable per the resolution agreement initially entered into by the Company and Leaseplan in August 2021 be released promptly. The Company is still discussing a deferred payment plan with LeasePlan to clear these dues and awaits LeasePlan’s confirmation on the extension sought. As of May 05, 2026, the Company still has $3,536,123 pending dues towards LeasePlan. If LeasePlan refuses to provide us an extension for making the deferred payments, or if we are unable to execute a settlement agreement with respect to the restructured debt, or fail to honor the obligations under any proposals accepted or agreement executed for the subject matter it may, possibly result in inter alia (a) the entire outstanding debt becoming due and payable, and (b) the withdrawal of a conditional waiver of $1.2 million—which was granted during a prior restructuring making it immediately due and payable with interest of 1.5% per month.

The Company is in breach of the final payment obligation of $346,295 (approx.) (inclusive of interest accrued) on its loan with Mahindra & Mahindra Financial Services Limited (“Mahindra”). Mahindra has not formally extended or provided waiver of such overdue payment. For the period the overdue amount remains unpaid, interest accrues at the rate of 3% per month.

The Company is in various stages of deferment with other lenders with regard to loan payments scheduled for November 2023 up to May 2026. See Schedule 3.1.28 for a list of such lenders.

In August 2025, the Company received a notice from the legal representatives of certain holders of warrants to purchase Series E Preferred Stock of Zoomcar, Inc. pursuant to the warrant agreement dated May 12, 2021. The warrant holders have raised a dispute regarding the non-delivery of shares following the submission of their respective notices of exercise. The warrant holders have collectively claimed $6,217,614 under the said notice. The Company believes that such claims are without merit and was in discussion with their legal representatives. Please refer Schedule 3.1.10 for information on litigation pertaining to these warrant holders and the Reimer Settlement arrived at thereafter.

Please also refer to Litigation with ACM under Schedule 3.1.10 for alleged non-compliance related to terms of the Unsecured Convertible Note allegedly triggered on entering the equity line arrangement with White Lion Capital LLC, a variable rate transaction, without the prior consent of ACM.

In addition, the Company has received notices of claims that it is in violation of agreements to which it is a party, as described in Schedule 3.1.10.

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Schedule 3.1.16

Intellectual Property Rights

A.	Unregistered/Pending Trademark Applications made in India:

Application No.	Trademark	Applicable Image	Nature of TM	Application Date	Class	Status
4236630	ZOOM		Device	16/07/2019	39 - Transport, Utilities, Storage and Warehousing	Abandoned; Request for amendment is pending for processing.
3672686	NEVER STOP LIVING	-	Word	08/11/2017	39 - Provision of Bicycles on Rent	Opposed; Request for amendment is pending for processing.
4286268	Self-Drive For The Self-Driven (Stylized)		Device	06/09/2019	39 – Car Rental Services	Refused
6852950	Zoomcar Written in a Stylized Form with White Lettering on Solid Green Background and Letter “Z” has Designed Stripes.		Device	12/02/2025	39 - Provision of peer-to-peer self-drive car leasing with subscription-based vehicle access and mobility services including car-sharing services, and other related transportation services such as vehicle pick-up and drop-off, and travel arrangement support	Formalities Check Pass

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B.	Patent Application (Filed and Pending Review):

Application No.	Invention Title	Date of Filing	Country	Status	Applicant
202241074657	A System and a Method for Vehicle Agnostic Driver Scoring	22/12/2022	India	Application Withdrawn	Zoomcar India Private Limited
202341070210	Dynamic Pricing in Rental Car Marketplace	16/10/2023	India	Abandoned	Zoomcar India Private Limited
202341074591	A System and Method for Real Time Trip Protection Fee Calculation	01/11/2023	India	Abandoned	Zoomcar India Private Limited
202341070697	A System and Method for Real-Time Product Rankings Based on User Preference	17/10/2023	India	Abandoned	Zoomcar India Private Limited

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Schedule 3.1.18

Transactions With Affiliates and Employees

The following related party transactions have been disclosed in the Company’s SEC Reports. Capitalized terms used in this Schedule 3.1.18 shall have the meanings set forth in the Company’s SEC Reports.

Zoomcar Holdings, Inc.

Consulting Agreement between Zoomcar India & Zoomcar, Inc.

On November 7, 2025 Zoomcar India Private Limited (“Zoomcar India”) entered into a Business Consulting & Advisory Agreement (“Consulting Agreement”) with Zoomcar, Inc. for strategic business and financial advisory from Zoomcar, Inc. for a total consideration of $350,000. This Consulting Agreement was further amended by the addendum dated November 24, 2025. In this regard Zoomcar India has made advance payments of $325,000 to Zoomcar. Inc, so far and shall release the remaining based on the milestones and timelines provided in the Consulting Agreement.

RSUs issued to Directors:

Please refer to Schedule 1.3.7 , the Directors and Officers including our Chief Executive Officer have been issued certain RSUs in recognition of their Services. These RSUs were issued during the financial year 2024-2025 and 2025-2026.

December 2024 Financing

Hiroshi Nishijima, the Chief Executive Officer of the Company, participated in the private placement offering that closed in December 2024. Additionally, Uri Levine the current Chairman of the Board, who was working with the Company as a consultant, also participated in the private placement offering that closed in December 2024.

November 2024 Financing

Mark Bailey, a director of the Company, participated in the private placement offering that closed in November 2024.

2024 Bridge Financing

On June 18, 2024, the Company entered into a securities purchase agreement with certain institutional accredited investors (the “Note Holders”) pursuant to which the Company issued and sold an aggregate of $3,600,000 in principal amount of notes (the “Notes”) and warrants to purchase up to an aggregate of 52,966,102 shares of Common Stock (the “Warrants”) for gross proceeds of $3,000,000. The 2024 Bridge Financing closed on June 20, 2024.

The Notes are due nine (9) months from the date of issuance, provided that the Company is required to use the proceeds at the closing date of one or more subsequent equity, debt or other capital raise(s) or any sale of tangible or intangible assets with net proceeds sufficient to repay all or any portion of the amounts due under the Note (the “Maturity Date”). The Notes bear interest at a rate of 15% per annum (up to 20% per annum during the occurrence of an Event of Default (as defined in the Notes)) computed on the basis of a 360-day year and twelve 30-day months and payable in arrears on the Maturity Date.

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IOAC

Founder Shares

On April 17, 2021, the Sponsor paid $25,000 to cover certain offering costs in consideration for 7,187,500 Class B ordinary shares, par value $0.0001. On September 20, 2021, IOAC effected a 1.12 share dividend for each Class B ordinary share outstanding, resulting in 8,050,000 founder shares being held by the Sponsor, up to 1,050,000 shares of which were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised. The underwriter fully exercised its over-allotment option on October 29, 2021, so no founder shares were forfeited.

The Sponsor, IOAC’s officers and directors agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (A) one year after the completion of the initial business combination or (B) the date on which IOAC completes a liquidation, merger, share exchange, reorganization or other similar transaction after the initial business combination that results in all of the public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Sponsor, IOAC’s officers and directors with respect to any founder shares.

On August 18, 2022, the Sponsor granted an aggregate of 15,000 founder shares to three of IOAC’s directors and advisors (the “Special Committee Shares”) in recognition of and as compensation for services to the Company as members of the newly formed Special Committee of the IOAC Board.

IOAC Private Placement

The Sponsor, Cantor and CCM purchased an aggregate of 1,060,000 Class A ordinary shares at a price of $10.00 per share ($10,600,000 in the aggregate) in a private placement that closed simultaneously with the closing of the IPO. Of those 1,060,000 Private Placement Shares, the Sponsor has purchased 960,000 Private Placement Shares, CCM has purchased 30,000 Private Placement Shares, and Cantor purchased 70,000 Private Placement Shares. The Sponsor, Cantor and CCM are permitted to transfer the Private Placement Shares they hold to certain permitted transferees, including their respective directors, officers, and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities. In addition, the Private Placement Shares will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. The Private Placement Shares will not be redeemable by us so long as they are held by the initial purchasers or their respective permitted transferees. If the Private Placement Shares are held by holders other than the initial purchasers or their respective permitted transferees, the Private Placement Shares will be redeemable by us and exercisable by the holders on the same basis as the shares and warrants included in the units sold in the IPO. Other than as described above, the Private Placement Shares have terms and provisions that are identical to those of the public shares sold in the IPO.

In connection with the Closing of the Business Combination, the Private Placement Shares held by the Sponsor, Cantor and CCM and the founder shares held by the Sponsor were converted on a 1-for-1 basis into an equal number of shares of Common Stock and were registered on the Registration Statement on Form S-4 (Registration No. 333-269627), filed with the SEC in connection with the Business Combination.

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Related Party Loans

On April 17, 2021, IOAC issued an unsecured promissory note (the “IPO Promissory Note”) to the Sponsor, pursuant to which IOAC could borrow up to an aggregate principal amount of $300,000. The IPO Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2021 and (ii) the completion of the IPO. The IPO Promissory Note, in the outstanding amount of $122,292, was repaid on November 5, 2021 following the consummation of the IPO. As of December 31, 2022, there was no amount outstanding under the IPO Promissory Note.

On September 7, 2022, IOAC issued an unsecured promissory note (the “September 2022 Note”), in the amount of up to $500,000 to Ananda Trust, an affiliate of the Sponsor and of Mohan Ananda and Elaine Price, Chief Executive Officer and Chief Financial Officer of IOAC, respectively. The September 2022 Note bears no interest, and the principal balance is payable on the date of the consummation of IOAC’s initial business combination. On or before the maturity date, Ananda Trust has the option to convert all or any portion of the principal outstanding under the September 2022 Note into Class A ordinary shares of IOAC at a conversion price of $10.00 per share. The terms of such shares, if any, would be identical to the terms of the Private Placement Shares.

On January 3, 2023, IOAC issued an unsecured promissory note (the “January 2023 Note”), in the amount of up to $500,000 to Ananda Trust. The January 2023 Note has the same terms as the September 2022 Note, except that the January 2023 Note is non-convertible.

On January 19, 2023, IOAC issued an unsecured promissory note (the “First Extension Note”) in the aggregate principal amount of up to $990,000 to the Sponsor, pursuant to which the Sponsor agreed to provide IOAC with equal installments of $165,000, to be deposited into the Trust Account for each month in which the date by which IOAC must consummate its initial business combination is extended, from January 29, 2023 until July 29, 2023.

On May 10, 2023, IOAC issued an unsecured promissory note (the “May 2023 Note”) in the amount of up to $500,000 to the Sponsor. The May 2023 Note bears no interest, and the principal balance is payable on the date of the consummation of the Company’s initial business combination. The May 2023 Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the note and all other sums payable with regard to the note becoming immediately due and payable.

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On July 20, 2023, IOAC issued an unsecured promissory note (the “Second Extension Note”) in the aggregate principal amount of up to $180,000 to the Sponsor pursuant to which the Sponsor agreed to provide IOAC with equal installments of the Second Extension Funds, or $90,000, to be deposited into the Trust Account for the first two months in which the date by which IOAC must consummate its initial business combination is extended past July 29, 2023.

On August 18, 2023, IOAC issued a promissory note (the “August 2023 Note”), in the amount of up to $500,000 to the Sponsor. The August 2023 Note bears no interest, and it is non-convertible. The principal balance is payable on the date of the consummation of IOAC’s initial business combination.

On October 3, 2023, IOAC issued a promissory note in favor of the Sponsor (the “October 2023 Note”) in the principal amount of up to $90,000 for expenses accrued in connection with the extension of the date by which IOAC must consummate its initial business combination from September 29, 2023 to October 29, 2023. The October 2023 Note is non-convertible and bears no interest, and the principal balance is payable by the Company on the date on which the Company consummates an initial business combination.

On December 1, 2023, IOAC issued an unsecured promissory note (the “December 2023 Note”), in the amount of up to $200,000 to the Sponsor. The December 2023 Note is non-convertible and bears no interest, and the principal balance is payable by the Company on the date on which the Company consummates an initial business combination.

On December 18, 2023, IOAC issued (i) an unsecured convertible promissory note (the “New Ananda Trust Note”), the principal amount of $2,027,840, which is equal to the total amount owed to Ananda Trust under the September 2022 Note, January 2023 Note, First Extension Note, May 2023 Note, Second Extension Note, August 2023 Note, October 2023 Note and December 2023 Note (collectively, the “Existing Notes”), and which bears no interest and the principal balance of the New Ananda Trust Note will be payable by the Company 90 days after the consummation of the Business Combination, or April 24, 2024 (the “Maturity Date”), and, on the Maturity Date, the holder of the New Ananda Trust Note may convert any amounts outstanding into shares of Common Stock, at a conversion price lower than the redemption price per public share in connection with the Business Combination; and (ii) unsecured promissory notes to certain passive investors of the Sponsor, the principal amounts of which are equal to the total amounts owed to such passive investors under the Existing Notes, with substantially the same terms of the Existing Notes issued to such passive investors (together with the New Ananda Trust Note, the “Replacement Notes”). The Replacement Notes replace the Existing Notes, which are considered satisfied and discharged in full, forever, and terminated and of no further effect. As of the date of this prospectus, an aggregate of $3,257,518.26 was outstanding under the Replacement Notes.

In connection with the IPO, IOAC entered into a registration and shareholder rights agreement pursuant to which our initial shareholders are entitled to certain registration rights with respect to the founder shares, the Private Placement Shares, the shares issuable upon conversion of working capital loans (if any) and the ordinary shares issuable upon exercise of the foregoing, as long as the initial shareholders hold any securities covered by the registration and shareholder rights agreement. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

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Office Space, Administrative and Support Services

IOAC agreed to reimburse the Sponsor for office space, administrative and support services provided to members of IOAC’s management team, in the amount of $10,000 per month. Upon completion of an initial business combination or IOAC’s liquidation, IOAC ceased paying these monthly fees.

Ananda Trust Subscription Agreements

Simultaneously with the execution of the Merger Agreement, on October 13, 2022, Ananda Trust entered into a subscription agreement with IOAC (the “Ananda Trust Signing Subscription Agreement”) to subscribe for 1,000,000 newly issued shares of Common Stock at a purchase price of $10.00 per share, contingent upon the Closing. Furthermore, simultaneously with the signing of the Merger Agreement, Ananda Trust invested an aggregate of $10,000,000 in Zoomcar (the “Ananda Trust Signing Investment”), in exchange for a convertible promissory note issued by Zoomcar to Ananda Trust (the “Ananda Trust Zoomcar Note”). At the Closing, Zoomcar’s repayment obligations under the Ananda Trust Zoomcar Note was offset against Ananda Trust’s payment obligations under the Ananda Trust Signing Subscription Agreement and Ananda Trust received newly issued shares of Common Stock in accordance with the terms of the Ananda Trust Signing Subscription Agreement.

The Ananda Trust Signing Subscription Agreement includes registration rights obligations on the part of IOAC and is conditioned on the concurrent Closing and other customary closing conditions. Among other things, Ananda Trust will not have any right, title, interest or claim of any kind in or to any monies in the Trust Account, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom). In the event that the Business Combination is not consummated, the Ananda Trust Note issued by Zoomcar in consideration of the Ananda Trust Investment will be exchanged for a new convertible promissory note issued by Zoomcar, and such note will be convertible upon the consummation of a subsequent financing of Zoomcar in which Zoomcar raises an aggregate of at least $5 million, and the Ananda Trust Subscription Agreement will terminate automatically.

On December 19, 2023, IOAC and Ananda Trust, an affiliate of the Sponsor, entered into a subscription agreement (the “Ananda Trust Closing Subscription Agreement”), pursuant to which, upon the Closing, Ananda Trust purchased 1,666,666 IOAC Class A ordinary shares at a price of $3.00 per share (the “Ananda Trust Closing Investment”). Other than with respect to the per share purchase price, the terms of the Ananda Trust Closing Subscription Agreement were substantially similar to the terms of the Ananda Trust Signing Subscription Agreement.

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Ananda Trust is an affiliate of the Sponsor. Further, the Trustee and control person with regard to the Ananda Trust, Mohan Ananda, was, prior to the Closing, the Chief Executive Officer and Chairman of the board of directors of IOAC; additionally, Mr. Ananda was a director of IOAC and has been appointed to serve as the initial chairman of the Company Board from and after the Closing. Additionally, based on the Company’s capitalization immediately after the Closing, Ananda Trust is the Company’s largest stockholder, though Ananda Trust’s proportionate interest and voting power with regard to the Company may change over time and from time to time.

The terms of the Ananda Trust Closing Investment are not necessarily reflective of the terms and conditions of a transaction negotiated at arm’s length, and it is possible that, if such terms were negotiated at arm’s length, they would have been different from, and more favorable to, the Company and its stockholders; however, the disinterested members of the IOAC Board approved the terms of the Ananda Trust Closing Investment, which they believed to be the best terms available, under the circumstances, to facilitate the consummation of the proposed Business Combination and deliver capital required by the Company to pursue its business plans.

Sponsor Support Agreement

In connection with entering into the Merger Agreement, on October 13, 2022, the Sponsor, IOAC and Zoomcar entered into the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, in order to induce Zoomcar to enter into the Merger Agreement and for no additional consideration, the Sponsor agreed to (i) vote all ordinary shares of IOAC held by Sponsor at any meeting of the shareholders of IOAC in favor of the approval and adoption of the Merger Agreement and the Business Combination; and (ii) not to redeem or transfer any of the shares held by the Sponsor, or deposit into a voting trust or enter into a voting agreement in a manner inconsistent with the Sponsor Support Agreement. In addition, the Sponsor agreed to take all actions necessary to fulfill the conditions required in order to extend the expiration of the IOAC charter by six months or such shorter period as shall be mutually agreed by IOAC, the Sponsor and Zoomcar. The Sponsor also agreed to waive the anti-dilution rights associated with the shares held by Sponsor and Sponsor agreed that it shall use its best efforts to cooperate with IOAC and Zoomcar in connection with obtaining the financing transactions.

Stockholder Support Agreement

On October 13, 2022, Zoomcar delivered to IOAC the Stockholder Support Agreements with certain stockholders of Zoomcar, pursuant to which, among other things, such stockholders have agreed, respectively, to support the approval and adoption of the Business Combination. The Stockholder Support Agreements will terminate upon the earliest to occur of (a) the Closing, (b) the date of the termination of the Merger Agreement, and (c) the Expiration Time. Such Zoomcar stockholders also agreed, until the expiration time, to certain transfer restrictions.

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Lock-Up Agreement

In connection with entering into the Merger Agreement, on October 13, 2022, IOAC and certain Zoomcar stockholders entered into the Lock-Up Agreement. Pursuant to the Lock-Up Agreement, each Zoomcar stockholder holding 1% or more of the total number of issued and outstanding Zoomcar shares on a fully diluted, as converted to common stock basis, will be subject to the restrictions described below from the Closing until the termination of applicable lock-up periods described below. Such Zoomcar stockholders agreed not to, without the prior written consent of the Zoomcar board and subject to certain exceptions, during the applicable lock-up period: (i) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the Securities Exchange Act of 1934, as amended Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any BC Lock-Up Shares; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the BC Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (iii) publicly announce any intention to effect any transaction specified in the foregoing clauses. Pursuant to the Lock-Up Agreement, IOAC and certain Zoomcar stockholders agreed to the foregoing transfer restrictions during the period beginning on the date of Closing and ending (a) (i) as to 1/3 of the shares, six months after Closing, (ii) as to 1/3 of the shares, nine months after Closing and (iii) as to 1/3 of the shares, one year after the Closing or (b) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that result in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property.

On December 18, 2023, OIAC and Ananda Trust entered into a First Amendment to Lock-Up Agreement, pursuant to which the lock-up period for the shares held by Ananda Trust were amended to terminate upon the earlier of (i) twelve months after the Closing Date or (ii) subsequent to the Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that results in all of the Company’s stockholders having the right to exchange their shares of cash, securities or other property.

Engagement Letters

Amendments to Engagement Letter

On December 13, 2023 and December 21, 2023, Zoomcar and J.V.B. Financial Group, LLC (“J.V.B.”), acting through its Cohen & Company Capital Markets division, entered into amendments (together, the “CCM Amendments”) to that certain Engagement Letter dated as of July 18, 2022, by and among Zoomcar and CCM. Pursuant to the CCM Amendments, Zoomcar agreed to pay CCM a revised transaction fee in connection with the Business Combination in an amount equal to $4,500,000, plus reimbursable expenses incurred as of the Closing Date in the amount of $677,961, of which $56,319 was paid from the IOAC Trust Account at the Closing of the Business Combination.

Modified Deferred Underwriting Fee Payment Obligations

Pursuant to the Underwriting Agreement, dated as of October 16, 2021 (as amended or modified, the “Underwriting Agreement”), entered into in connection with IOAC’s initial public offering, IOAC previously agreed to pay to Cantor, in Cantor’s capacity as representative of the underwriters, deferred underwriting commissions in an aggregate amount of $12,100,000, payable in cash upon consummation of IOAC’s initial business combination. Additionally, as also previously disclosed, pursuant to a letter agreement between IOAC and J.V.B. dated as of March 12, 2021 (as amended or modified, the “JVB Engagement Letter”), IOAC agreed that a fee equal to 30% of the aggregate amount of the deferred underwriting commissions would be payable in cash to JVB at the Closing, in accordance with the terms of the JVB Engagement Letter and the Underwriting Agreement.

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On December 28, 2023, IOAC, Cantor and J.V.B. (referred to as the “Holders”), in consideration of redemption levels by IOAC public shareholders, among other factors, the foregoing parties entered into the Fee Modification Agreement, pursuant to which, among other things, the Holders agreed to accept, in lieu of payment of the deferred underwriting commission in cash at the Closing, an aggregate of 1,200,000 Modified Fee Shares, payable and delivered, at Closing, 1,000,000 Modified Fee Shares to Cantor (the “Cantor Modified Fee Shares”) and 200,000 Modified Fee Shares to J.V.B., in lieu of the cash payments otherwise deliverable at the Closing pursuant to the Underwriting Agreement and the JVB Engagement Letter, respectively.

In addition to the Company’s obligation to deliver the Modified Fee Shares to the Holders, free and clear of specified restrictions, the terms of the Fee Modification Agreement also include registration rights obligations on the part of the Company, which include obligations to use commercially reasonable efforts to file a resale registration statement on Form S-1 covering the Modified Fee Shares and to maintain the effectiveness thereof while the Holders continue to hold the Modified Fee Shares, in each case in accordance with the terms of the Fee Modification Agreement. The Fee Modification Agreement also includes a penalty provision that will require the Company to deliver to Cantor $3,000,000 in cash in the event that Cantor is unable to timely sell or transfer Cantor Modified Fee Shares due to continuing restrictions thereunder resulting from a failure by the Company to register the Modified Fee Shares and remove any restrictive legends thereon upon expiration of the applicable lock-up period, in accordance with the terms of the Fee Modification Agreement, following notice and reasonable opportunity to cure on the part of the Company.

Zoomcar, Inc.

Series D Financing

In multiple closings during December 2020, January 2021 and February 2021, Zoomcar sold an aggregate of 19,016,963 shares of Series D Preferred Stock (“Series D Shares”) to investors including Ford Next LLC (“Ford”), entities affiliated with OurCrowd (Investment In Zoomcar), L.P. (“OurCrowd”) and Sequoia Capital India Investments IV (“Sequoia”), each of which is a beneficial owner of more than 5% of Zoomcar’s outstanding stock or was at such ownership level at the time of these transactions. The Series D Shares consisted of 2,284,811 shares sold for cash at a purchase price of $2.2267, for an aggregate purchase price of $5.1 million, and 16,732,152 shares issued upon conversion of $29.8 million principal and accrued interest of Convertible Promissory Notes (“Series D Notes”) at a conversion price of $1.7814 per share. In conjunction with these transactions, in December 2020, investors domiciled in India, including Mahindra & Mahindra Ltd. (“Mahindra”), a beneficial owner of more than 5% of Zoomcar’s outstanding stock and an affiliate of a person who was then serving on Zoomcar’s Board of Directors, purchased an aggregate of 149,986 shares of Series P2 Preferred Stock of Zoomcar India (“Series P2 Shares”) upon conversion of $3.9 million principal and accrued interest of Optional Convertible Debentures (“OCDs”); such Series P2 Shares are exchangeable for an aggregate of 2,769,758 Series D Shares upon the approval of the Reserve Bank of India (the “RBI”). The following table summarizes purchases of these securities by related persons:

Purchaser	Series D Shares (1)	Aggregate Purchase Price (2)
Ford	1,899,978	$3,384,622
Mahindra	1,903,234	$3,390,422
Sequoia	922,105	$1,742,629
OurCrowd	1,777,985	$3,247,001

(1)	Shares issued to Mahindra & Mahindra Ltd. Consist of shares issuable in exchange for Series P2 Shares

(2)	Includes aggregate conversion price of the Series D Notes or OCDs.

Series E Financing

In multiple closings during March 2021, April 2021 and May 2021, Zoomcar sold an aggregate of 29,999,516 units, each consisting of one share Series E Preferred Stock and a warrant to purchase one share of Common Stock, at a purchase price of $2.50 per unit, for an aggregate purchase price of $75.0 million. Entities affiliated with OurCrowd purchased a total of 463,336 units for an aggregate purchase price of approximately $1.2 million.

Series E-1 Financing

In multiple closings during August 2021, September 2021 and October 2021, Zoomcar sold an aggregate of 5,020,879 shares of Series E-1 Preferred Stock at a purchase price of $3.50 per share, for an aggregate purchase price of $17.6 million. Entities affiliated with OurCrowd purchased a total of 80,662 shares for an aggregate purchase price of $282,317.

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Convertible Note Financing

In multiple closings between June 2019 and February 2020, Zoomcar sold convertible debt securities having an aggregate principal amount of $28.4 million, consisting of $24.5 million of Convertible Promissory Notes issued to investors domiciled outside India and $3.9 million of OCDs issued to investors domiciled in India, including Mahindra. The notes were convertible into equity securities of Zoomcar, and the OCDs were convertible into equity securities of Zoomcar India, which, in turn, would be exchangeable for equity securities of Zoomcar subject to the approval of the RBI. The Convertible Promissory Notes and the OCDs bore interest at the rate of 18% per annum. In December 2020, the outstanding principal and accrued interest under the Convertible Promissory Notes and the OCDs were converted to 16,732,152 Series D Shares and 149,986 Series P2 Shares, respectively, in connection with the financing described above under “-Series D Financing.” The following table summarizes purchases of these securities by related persons:

Purchaser	Purchase Date	Purchase Amount
Ford Next LLC	6/26/19	1,680,022
Ford Next LLC	8/29/19	1,000,000
Sequoia Capital India Investments IV	8/30/19	1,000,000
Entities affiliated with OurCrowd	10/17/19	2,327,398
Mahindra & Mahindra Ltd.	6/19/19	1,680,022
Mahindra & Mahindra Ltd.	8/29/19	1,000,000

Investors’ Rights Agreement

On August 17, 2021, Zoomcar entered into a Seventh Amended and Restated Investor’s Rights Agreement with the holders of its Preferred Stock, including CEO Gregory Moran, director Graham Gullans, entities affiliated with Mr. Gullans, Ford, Sequoia and OurCrowd, and with and the holders of Series P1 Preferred Stock and Series P2 Preferred Stock of Zoomcar India (“Zoomcar India Shares”), including Mahindra. The agreement provides these holders with registration rights and certain of these holders with information rights and preemptive rights with regard to certain issuances of Zoomcar capital stock, none of which rights applied to the Business Combination. All of the rights set forth in this agreement terminated upon the Closing, except that certain of the registration rights remain in effect following the Closing with respect to securities not covered by this registration statement.

Right of First Refusal and Co-Sale Agreement

On August 17, 2021, Zoomcar entered into a Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement with the holders of its Preferred Stock and Zoomcar India Shares, including persons and entities described under “- Investors’ Rights Agreement.” The agreement provides for customary rights of first refusal and co-sale in respect of certain sales of Zoomcar capital stock, which did not apply to the Business Combination. This agreement terminated upon Closing.

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Voting Agreement

On August 17, 2021, Zoomcar entered into an Amended and Restated Voting Agreement with the holders of its Preferred Stock and Zoomcar India Shares, including persons and entities described under “- Investors’ Rights Agreement.” The parties to this agreement have agreed to vote in a certain way on certain matters, including with respect to the election of Zoomcar directors. The agreement also provides for certain drag-along rights in connection with a sale of Zoomcar. In addition, in order to afford the holders of Zoomcar India Shares voting power comparable to what they would have if they exchanged their Zoomcar India Shares for Zoomcar Preferred Stock, under this agreement, the holders of Zoomcar Preferred Stock have granted the holders of Zoomcar India Shares an irrevocable proxy with respect to a pro rata portion of their Zoomcar Preferred Stock. This agreement terminated upon the Closing.

Amendment to Zoomcar’s Investors’ Rights Agreement

Prior to the Closing, Zoomcar solicited and received consents from requisite outstanding Zoomcar shares to a proposed amendment to an investor rights agreement (the “IRA”) between Zoomcar and holders of Zoomcar preferred shares (the “IRA Amendment”), which was adopted on December 28, 2023. Pursuant to the IRA Amendment, subject to certain exceptions, the securities issuable in the Business Combination to each investor party thereto would be restricted from disposing of or hedging any of Company securities beneficially owned by them, including shares of Company Common Stock issuable upon exercise or conversion of any convertible securities issuable to such investors in connection with the Merger, including, without limitation, any shares of Common Stock (“Company Shares”) issuable upon the exercise of options or warrants held by them immediately after the Effective Time, or any other securities convertible into or exercisable or exchangeable for Company Shares held by them immediately after the Effective Time during the period from the date of the Closing and ending (i) as to one-third of such shares, six (6) months after the Closing, (ii) as to one-third of such shares, nine (9) months after the Closing, and (iii) as to the remainder of such shares, twelve (12) months after the Closing, provided that all of such lock-up restrictions will terminate upon completion of a liquidation, merger, capital stock exchange, reorganization or other similar transactions that result in all of Company’s stockholders having the right to exchange their shares for cash, securities or other property. The IRA Amendment provides the foregoing lock-up restrictions that supersede the transfer restrictions provided for in the IRA prior to the adoption of the IRA Amendment, assuming the consummation of the Business Combination. Prior to Closing, the board of directors of Zoomcar approved an exclusion from the lock-up terms under the IRA applicable to five (5%) of the Company Shares that would have otherwise been subject to lock-up pursuant to the trading restrictions described above resulting from the adoption of the IRA Amendment.

Warrants

Swatick Majumdar, a member of the Board of Directors of the Company, is the holder of warrants to purchase an aggregate of 46 shares of Common Stock in connection with his services on behalf of the Placement Agent in connection with past offerings of securities of the Company managed by the Placement Agent.

John Clarke, a member of the Board of Directors of the Company also holds certain pre business combination warrants to purchase an aggregate of 33 shares of Common Stock in connection with his services on behalf of the Placement Agent in connection with past offerings of securities of the Company managed by the Placement Agent.

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Post-Closing Related Party Transactions

Amended and Restated Registration Rights Agreement

In connection with the Closing, the Company entered into an Amended and Restated Registration Rights Agreement with the Sponsor, certain persons and entities holding securities of IOAC prior to the Closing, and certain other persons and entities holding securities of Zoomcar prior to the Closing or that were issued shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. Pursuant to the Amended and Restated Registration Rights Agreement, the Company agrees that, within 30 calendar days after the consummation of the Business Combination, it will use its commercially reasonable efforts to file with the SEC (at its sole cost and expense) the Resale Registration Statement, and the Company will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Registration Rights Holders can demand up to three underwritten offerings, and all of the Registration Rights Holders can demand up to two block trades within any 12-month period and will be entitled to customary piggyback registration rights. The Amended and Restated Registration Rights Agreement does not provide for the payment of any cash penalties by the Company if it fails to satisfy any of its obligations under the Amended and Restated Registration Rights Agreement. The Amended and Restated Registration Rights Agreement shall supersede the registration rights set forth in the Ananda Trust Subscription Agreement and the registration rights previously provided to investors in Zoomcar’s private financings.

Release From Lock-Up

On February 1, 2024, the Company entered into an agreement (the “Lock-Up Release Agreement”) with two of the former members of the Sponsor, ASJC Global LLC – Series 24 (“ASJC”) and Cohen Sponsor LLC – A24 RS (“Sponsor Investor,” and together with ASJC, the “Lock-Up Release Parties”), pursuant to which the Company agreed to waive the lock-up restrictions provided for in the letter agreement (as amended, the “Letter Agreement”), dated October 26, 2021, by and among the Company, the then-officers and directors of the Company, and the Sponsor, with respect to the Lock-Up Release Parties for a period of 120 days (the “Lock-Up Release Period”) for a cash fee to be paid by the Lock-Up Release Parties to the Company within 3 business days of each 14 day payment period during the Lock-Up Release Period, in an amount between $0.50 and $1.50 per share of the Common Stock that is sold by the Lock-Up Release Parties during the Lock-Up Release Period, less any legal fees in the amount of up to $50,000 incurred by the Lock-Up Release Parties in connection with the Lock-Up Release Agreement (the transactions contemplated in the Lock-Up Release Agreement, the “Lock-Up Release”). The cash fee payable to the Company by the Lock-Up Parties will be based upon the volume weighted average price per share of the Common Stock during each 14-day payment period during the Lock-Up Release Period. At the end of the Lock-Up Release Period, the lock-up restrictions provided for in the Letter Agreement will be reaffixed to any shares of the Common Stock held by the Lock-Up Release Parties at that time and no consideration will be due from the Lock-Up Release Parties to the Company for any such shares. On March 18, 2024, the Lock-Up Release Agreement was amended pursuant to which (i) the Lock-Up Release Period was extended from 120 days through the end of the original six-month lock-up period, (ii) the volume and stock price restrictions for sales made by the Lock-Up Release Parties during the Lock-Up Release Period were removed and (iii) the payment terms between the Company and Lock-Up Release Parties was modified such that, in lieu of the prior payment schedule, the Lock-Up Release Parties will pay the Company $500,000 in an upfront cash payment and thereafter, and only after the Lock-Up Release Parties have sold 1,428,572 shares, the Lock-Up Release Parties will pay the Company $0.35 per additional share sold during the Lock-Up Release Period. There can be no assurance that the Company will receive any additional cash payments from the Lock-Up Release Parties other than the $500,000 upfront cash payment.

Indemnification Agreements

In connection with the Closing, the Company entered into indemnification agreements (“Indemnification Agreements”) with each of the Company’s directors and newly appointed executive officers which provide that the Company will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under Delaware law and our Bylaws.

The Charter contains provisions limiting the liability of directors, and the Bylaws provide that Zoomcar will indemnify each of its directors and officers to the fullest extent permitted under Delaware law. In addition, the Bylaws provide that, to the fullest extent permitted by Delaware law and subject to very limited exceptions, Zoomcar will advance all expenses incurred by its directors and officers in connection with a legal proceeding involving his or her status as a director or officer of Zoomcar.

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Schedule 3.1.19

Sarbanes-Oxley; Internal Accounting Controls

As disclosed in the SEC Reports, as at September 30, 2025, based on an evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that as of such date, the Company’s disclosure controls and procedures were not effective due to the material weaknesses in their internal control over financial reporting.

The Company being an emerging growth Company, is in the process of setting up internal control framework commensurate to what is required by a public listed entity and plans to be fully complaint with SOX framework by Fiscal year 2027 which would also be the first year for the company to get a formal SOX audit done.

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Schedule 3.1.20

Certain Fees

On March 14, 2025, the Company received a demand letter (the “Demand Letter”) from the attorneys for the placement agent H.C Wainwright & Co., LLC (the “Prior Placement Agent”), with which the Company had entered into an engagement agreement on or about May 23, 2024 (the “Prior Placement Agreement”). A claim has been made, pursuant to the terms of the Prior Placement Agreement, for the payment of cash fees and the issuance of warrants to the Prior Placement Agent, as and for “tail fees” owed in connection with any financings within 18 months after the expiration or termination of the Prior Placement Agreement. The claims are made with respect to the sales of securities in the offerings closed by the Company in June 2024, November 2024, December 2024 and February 2025. The demand is for 7% of the aggregate gross proceeds received by the Company in each of those offerings from investors on a “tail list” provided by the Prior Placement Agent and warrants to purchase up to 7% of the aggregate number of shares of common stock issued in each of the offerings to investors on the “tail list,” which warrants are to have the same terms and warrants offered to investors in each of the offerings, with an exercise price equal to 125% of the applicable offering price.

With respect to the offering closed in June 2024, the claim is made with respect to one investor claimed to be on the “tail list,” for a cash fee of 7% of the aggregate gross proceeds received from such investor and 7% warrant coverage, with respect to that investor, but no specific amount is claimed. With respect to the offering closed in November 2024, there is a claim for a cash fee of $77,000 and warrants to purchase an aggregate of 17,900 shares of common stock at an exercise price of $107 per share, for the same investor.” With respect to the offering closed in December 2024, there is a claim for a cash fee of 7% of the aggregate gross proceeds received from the same investor and 7% warrant coverage, with respect to that investor, but no specific amount is claimed. A similar claim was also made to the extent that such investor participated in the offering closed in February 2025.

The Company has taken necessary financial provisions of $202,999 as recorded in the “Other expense/(income), net” in the Unaudited Condensed Consolidated Financial Statements for the six months ending on September 30, 2025.

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Schedule 3.1.23

Registration Rights

On December 10, 2025, the Company entered into a Securities Purchase Agreement with an investor pursuant to which it issued a promissory note in the principal amount of $220,000 and pre-funded warrants to purchase 1,000,000 shares of the Company’s common stock (the “Pre-Funded Warrants”) as additional consideration (the “Commitment Shares”). For a period of twelve (12) months after the closing date, if the Company proposes to file with the SEC a registration statement for the resale of Common Stock by any holder (other than on Form S-4, Form S-8 or in connection with an employee benefit, incentive, inducement or dividend reinvestment plan), the Company must give the investor at least five (5) business days’ prior written notice and, upon written request within three (3) business days, use commercially reasonable efforts to include the Commitment Shares then held by the investor in that single registration statement. The Company’s obligation is limited to including the Commitment Shares in one such registration statement (and related amendments/supplements), and is fully satisfied regardless of whether the registration statement is ever declared effective or remains effective. In any underwriter or SEC-mandated cutback, all of the investor’s Commitment Shares will be excluded from the registration statement before any reduction to securities to be sold by the Company or any other selling securityholder.

On April 5, 2026, the Company entered into a Promissory Note with Walsh Capital Industries Corp. in the principal amount of $100,000. As additional consideration, the Company agreed to issue $50,000 worth of Convertible Preferred Stock (the “Preferred Shares”). The Preferred Shares, carry the same registration rights provided to investors in the Company’s recent exchange offering and bridge financing. The Company is obligated to include the shares of Common Stock underlying these securities in any registration statement filed with the SEC. Additionally, if the Company proposes to register any Common Stock under the Securities Act for its own account or others, it must provide the investor with at least fifteen (15) days’ prior written notice. Upon such notice, the Company shall include all shares underlying the Preferred Shares and warrants in the registration, subject to customary underwriter cutback provisions (“piggyback rights”). These registration rights and obligations also extend to any “Penalty Shares” issued in the event of a default.

On April 23, 2026, and May 05, 2026, the Company entered into two Bridge Loan Promissory Notes with SOD Sciences, Inc. for the principal amounts of $22,500 and $48,231, respectively. As additional consideration, the Company agreed to issue Convertible Preferred Stock (“Preferred Shares”) worth $100,000 for the first note and $241,200 for the second. These Preferred Shares, carry the same registration rights provided to investors in the Company’s recent exchange offering and bridge financing. The Company is obligated to include the Common Stock underlying these securities in any registration statement filed or to be filed in connection with such offerings. Under “piggyback rights”, if the Company proposes to register any Common Stock for its own account or others, it must provide the investor with at least fifteen (15) days’ prior written notice and include all underlying shares in that registration, subject to customary underwriter cutbacks. These registration rights extend to any “Penalty Shares” issued in the event of a default.

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Schedule 3.1.24

Listing and Maintenance Requirements

On March 12, 2024, the Company received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that, as a result of the resignation of David Ishag from the Company’s Board of Directors in January 2024, the Company is no longer in compliance with the continued listing requirements set forth in Nasdaq Listing Rule 5605, which requires that a majority of the Board be comprised of independent directors. The Company received notice from Nasdaq on August 1, 2024 that this deficiency was cured.

On May 6, 2024, the Company received a notice from the Listing Qualifications Department of Nasdaq notifying the Company that, because the closing bid price for the Common Stock has fallen below $1.00 per share for 33 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Global Market under Rule 5450(a)(1) of Nasdaq Listing Rules. Nasdaq’s notice had no immediate effect on the listing of the Company’s Common Stock on the Nasdaq Global Market. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company was provided an initial compliance period of 180 calendar days, or until November 4, 2024, to regain compliance with the minimum bid price requirement. On November 7, 2024, the Company received a notice from Nasdaq stating that, since the closing bid price over the 12 consecutive days between October 22, 2024, and November 6, 2024, has been $1.00 per share or greater, the Company is now in compliance with Listing Rule 5550(a)(2) and, hence, has resolved this matter.

Further, on May 6, 2024, the Company received Notice from Nasdaq indicating that, because the market value of the Company’s Common Stock has been below $50,000,000 for 31 consecutive business days, the Company no longer complies with the minimum market value of listed securities (the “MVLS”) requirement for continued listing on the Nasdaq Global Market under Rule 5450(b)(2)(A) of Nasdaq Listing Rules. Nasdaq’s Notice had no immediate effect on the listing of the Company’s Common Stock on the Nasdaq Global Market. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(C), the Company has been provided an initial compliance period of 180 calendar days, or until November 4, 2024, to regain compliance with the MVLS requirement. To regain compliance, the Company’s MVLS must close at $50,000,000 or more for a minimum of ten consecutive business days prior to November 4, 2024. The Company did not regain compliance with the MVLS requirement prior to the expiration of the compliance period and received written notification that its securities are subject to delisting (see below).

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Additionally, on July 22, 2024, the Company received a notice from the Listing Qualifications Department of Nasdaq, notifying the Company that, based on the market value of publicly held shares for the previous 30 consecutive business days, the listing of the Company’s listed securities was not in compliance with Nasdaq Listing Rule 5450(b)(2)(C) to maintain a minimum market value of publicly held shares of $15,000,000 (the “MVPHS Rule”). Under Nasdaq Listing Rule 5810(c)(3)(D), the Company has a period of 180 calendar days (or until January 21, 2025) to regain compliance with the MVPHS Rule. To regain compliance during this 180-day compliance period, the minimum market value of publicly held shares must close at $15,000,000 or more for a minimum of 10 consecutive business days. Nasdaq’s notice had no immediate effect on the listing of the Company’s Common Stock on the Nasdaq Global Market. In the event that the Company does not regain compliance with the MVPHS Rule prior to the expiration of the 180-day compliance period, the Company will receive written notification from Nasdaq that the Company’s securities are subject to delisting. At that time, the Company may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. If the Company does not regain compliance with the MVPHS Rule within the 180-day compliance period, it may transfer the listing of its securities to the Nasdaq Capital Market which has a reduced compliance standard under the MVPHS Rule, provided the Company will only be able to transfer the listing to the Nasdaq Capital Market if the Company then meets the continued listing requirements on the Nasdaq Capital Market. As of date of this Agreement, the Company does not meet the continued listing requirements of the Nasdaq Capital Market as the Company is not in compliance with the minimum bid price requirement of $1.00 per share or the minimum market value of listed securities requirement of $35,000,000.

On October 29, 2024, the Company received a deficiency notice from the Listing Qualifications Department of Nasdaq, indicating that the Company’s publicly held shares are below the 1,100,000 shares minimum requirement for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(1)(B) (the “MPLS Requirement”). The notification states that the Company has 45 calendar days to submit a plan to regain compliance with the MPLS Requirement for continued listing. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the notification to evidence compliance with the MPLS Requirement. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the panel, that such appeal would be successful. Alternatively, the Company may apply to transfer the Company’s securities to the Nasdaq Capital Market which has a reduced compliance standard under the MPLS Requirement, provided the Company will only be able to transfer the listing to the Nasdaq Capital Market if the Company then meets the continued listing requirements on the Nasdaq Capital Market and pays an application fee of $5,000.

On November 6, 2024, the Company received written notification from Nasdaq that the Company’s securities are subject to delisting as a result of the foregoing. The Company may be able to continue its listing by transferring the listing of its securities from the Nasdaq Global Market to the Nasdaq Capital Market which has a lower MVLS requirement of $35,000,000 if the Company then meets the continued listing requirements on the Nasdaq Capital Market. As of date of this Agreement, the Company does not meet the continued listing requirements of the Nasdaq Capital Market as the Company is not in compliance with the minimum market value of listed securities requirement of $35,000,000. The Company submitted the hearing request with Nasdaq along with requisite fee on November 13, 2024. The Company presented its plan of compliance to the Nasdaq Hearings Panel (the “Panel”) on January 9, 2025, which included a transfer to The Nasdaq Capital Market listing tier, pursuant to a Panel exception. The Company retained Donohoe Advisory Associates LLC to assist the Company in its preparation for the hearing and developing its compliance plan.

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On February 10, 2025, the Company received a letter from the Panel (the “Panel Decision Letter”) stating that, based on the information presented, the Panel has determined to grant the Company’s request for continued listing on Nasdaq, subject to the Company satisfying certain conditions, including transferring its listing to The Nasdaq Capital Market and demonstrating compliance with Nasdaq Listing Rule 5550(b)(1), which requires a stockholders’ equity of at least $2.5 million for continued listing on The Nasdaq Capital Market (the “Equity Rule”), on or before March 31, 2025.

Subsequently, on May 6, 2025, the Company received notice Nasdaq that the Nasdaq Hearings Panel (the “Panel”) has determined to delist the Company’s common stock and public warrants after it failed to meet certain continuing listing standards within the prescribed time period. Following the delisting of its common stock from the Nasdaq Global Market, the Company continues to be a reporting company under the Securities Exchange Act of 1934. The Company’ common stock and public warrants commenced trading on the OTC Markets Group trading platform at the open of trading on May 8, 2025, under the symbols “ZCAR” and “ZCARW,” respectively. The Company has applied for trading on the OTCQX Best Market for its common stock and on the OTCQB Venture Market for its public warrants.

On August 5, 2025, we received notice from the OTCQX U.S. tier of OTC Markets Group that our Global Market Capitalization has been below the $5.0 million minimum for more than 30 consecutive calendar days, and that we therefore no longer satisfy OTCQX continued qualification standards.

Following receipt of the notice and after evaluating available alternatives, the Company elected to transition its quotation to the OTCQB tier of OTC Markets Group (“OTCQB”).

On November 4, 2025, the Company’s ordinary shares commenced trading on the OTCQB under the ticker symbol “ZCAR.” The transition from the OTCQX to the OTCQB does not affect the Company’s reporting obligations under the Securities Exchange Act of 1934, as amended, or the public trading of its securities in the United States.

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Schedule 3.1.28

Solvency

As of March 31, 2026 hereof, the Company and its Subsidiaries are subject to the following Indebtedness, none of which is secured:

Sr. No.	Liability Breakup as on March 31, 2026	Amount in USD
1	Lenders and Lessors in India	6,855,735
2	Accounts payable	13,919,153
5	Promissory note liability issued to Atalaya	6,009,833
6	Unsecured Notes	810,899
7	Convertible Redeemable note	452,054
8	Employee benefit expenses payable	517,343
9	Other Liabilities	339,193
10	Payable to customers for Closed booking	168,266
12	Contract liabilities	515,854
13	Operating Lease Liabilities	827,413
14	pension and other employee obligations	547,968
15	Statutory dues payable	270,803

With respect to defaults on indebtedness and details of exposure under certain disputes and litigations, see Schedule 3.1.12.

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Schedule 3.1.29

Tax Status

As of date hereof both Zoomcar Holdings, Inc and Zoomcar, Inc. are in good standing.

We have received a few notices between April 2024-April 2025 from the IRS claiming that during assessments certain taxes for FY 2021, 2023 and 2025 are found to be pending for Zoomcar, Inc. Zoomcar, Inc. has responded to the letters seeking clarification and the IRS is yet to respond to us. As of date Zoomcar, Inc. has also obtained a good standing certificate which suggests that there are no pending taxes due. Zoomcar, Inc is still in discussion with its consultants to ascertain if these tax claims are legitimate.

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Schedule 3.1.47

Cybersecurity

On June 9, 2025, Zoomcar Holdings, Inc. (the “Company”) identified a cybersecurity incident involving unauthorized access to its information systems. The Company became aware of the incident after certain employees received external communications from a threat actor alleging unauthorized access to Company data. Upon discovery, the Company promptly activated its incident response plan.

Based on preliminary findings, the Company determined that an unauthorized third party accessed a limited dataset containing certain personal information of a subset of approximately 8.4 million users, including names, phone numbers, car registration numbers, personal addresses and email addresses associated with such users. At this time, there is no evidence that financial information, plaintext passwords, or other sensitive identifiers were compromised. To date, the incident has not resulted in any material disruption to the Company’s operations.

In response to the Cybersecurity Incident, the Company took immediate actions to contain the threat and enhance its security posture. These measures include implementing additional safeguards across the cloud and internal network, increasing system monitoring, and reviewing access controls. The Company is also engaging with third-party cybersecurity consultants to have an external cybersecurity assessment in order to further strengthen its infrastructure and cybersecurity framework.

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Exhibit 1.10

Form of Certificate of Designation

ZOOMCAR HOLDINGS, INC.

CERTIFICATE OF DESIGNATIONS

OF

PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

ZOOMCAR HOLDINGS, INC., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

That pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Corporation’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board has duly adopted resolutions designating a series of the Corporation’s preferred stock and fixing the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, as follows:

1. Designation and Number of Shares.

(a) Designation. The series of preferred stock shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”).

(b) Number of Shares. The number of authorized shares of Series A Preferred Stock shall be 10,000,000 shares (the “Authorized Shares”). Each share of Series A Preferred Stock shall have a par value of $0.0001 per share.

2. Definitions.

“Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale) of shares of Common Stock (other than rights of the type described in Section 6(e)(v) hereof) that could result in a decrease in the net consideration received by the Corporation in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person.

“Approved Uplisting” means the consummation of an underwritten public offering registered under the Securities Act in connection with the listing of the Common Stock on New York Stock Exchange American LLC (“NYSE American”) or The Nasdaq Stock Market LLC (“Nasdaq”) (or any successor market thereto).

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“Board” has the meaning set forth in the preamble.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Common Stock” means the common stock of the Corporation, par value $0.0001 per share.

“Common Stock Equivalents” means any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” means, as of any time of determination, (i) initially, $0.05 per share (subject to adjustment as set forth herein), and (ii) thereafter, the then-effective Conversion Price as adjusted pursuant to this Certificate.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with this Certificate.

“DGCL” has the meaning set forth in the preamble.

“Exempt Issuance” has the meaning set forth in the Securities Purchase Agreement, dated as of [●], 2026, by and among the Corporation and the purchasers party thereto (the “Purchase Agreement”).

“Holder” means any holder of record of shares of Series A Preferred Stock.

“Issue Date” means, with respect to any share of Series A Preferred Stock, the date such share is issued by the Corporation.

“Liquidation Event” means any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

“Liquidation Preference” means, with respect to each share of Series A Preferred Stock, an amount in cash equal to the Stated Value plus any declared but unpaid dividends, if any.

“Lower-Priced Issuance” means, at any time prior to and including the consummation of an Approved Uplisting, any issuance or deemed issuance by the Corporation of shares of Common Stock or Common Stock Equivalents at an effective price per share of Common Stock (or effective price per share of Common Stock) that is lower than the then-effective Conversion Price.

“Majority Holders” means the Holder(s) of a majority of the then-outstanding shares of Series A Preferred Stock.

“Option” means any rights, warrants or options to subscribe for or purchase shares of Common Stock and/or Common Stock Equivalents.

“Person” means an individual, corporation, partnership, limited liability company, trust or other entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Stated Value” means $1,000 per share of Series A Preferred Stock (as appropriately adjusted for any stock split, stock dividend, combination, reclassification or similar event affecting the Series A Preferred Stock).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

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“Trading Market” means any market or exchange on which the Common Stock is listed or quoted for trading, including without limitation NYSE American, Nasdaq (any tier), OTCQB or OTCQX (or any successor to any of the foregoing).

“VWAP” means, for any date, the volume weighted average price of the Common Stock on the applicable Trading Market for such date (or, if not a Trading Day, the nearest preceding Trading Day), as reported by Bloomberg L.P. (or, if Bloomberg is not available, a nationally recognized pricing service selected by the Corporation and reasonably acceptable to the Majority Holders).

3. Dividends.

(a) No Cash Dividend. The Series A Preferred Stock shall not be entitled to any dividends.

(b) As-Converted Participation. If dividends (if any) are declared and paid on the Common Stock, then the Holders shall participate in such dividends on an as-converted basis as if their shares of Series A Preferred Stock had been converted into Common Stock immediately prior to the record date for such dividend, and except as otherwise required by applicable law.

4. Ranking; Liquidation.

(a) Ranking. The Series A Preferred Stock shall rank senior to the Common Stock and to all other classes and series of the Corporation’s equity securities, whether now existing or hereafter created, with respect to dividend rights, rights on liquidation, dissolution or winding up and any other distribution of the Corporation’s assets.

(b) Liquidation Preference. Upon any Liquidation Event, the Holders shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock (or any junior securities), the Liquidation Preference for each share of Series A Preferred Stock held, payable in cash. If the assets of the Corporation available for distribution are insufficient to pay in full the Liquidation Preference, the Holders shall share ratably in such distribution in proportion to the full Liquidation Preference amounts to which they would otherwise be entitled.

5. Voting Rights.

(a) As-Converted Voting. Except as required by applicable law or as expressly set forth in this Certificate, the Holders shall vote together with the holders of Common Stock as a single class on an as-converted basis, with each share of Series A Preferred Stock entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible.

(b) Class Vote; Protective Provisions. For so long as any Series A Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote or written consent of the Majority Holders, voting as a separate class:

(i) amend, alter or repeal any provision of the Certificate of Incorporation (including this Certificate) or bylaws in a manner that adversely affects the rights, preferences or privileges of the Series A Preferred Stock;

(ii) authorize, create or issue any class or series of stock (or any security convertible into or exercisable for any such stock) that is senior to or pari passu with the Series A Preferred Stock with respect to liquidation or dividend rights;

(iii) increase or decrease the authorized number of shares of Series A Preferred Stock; or

(iv) take such other actions with respect to the Series A Preferred Stock as are customarily subject to preferred stock protective provisions.

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6. Conversion.

(a) Optional Conversion. At any time after issuance, each share of Series A Preferred Stock shall be convertible, at the option of the Holder, into Conversion Shares at the then-effective Conversion Price.

(b) Conversion Rate. The number of Conversion Shares issuable upon conversion of one (1) share of Series A Preferred Stock shall equal the Stated Value divided by the then-effective Conversion Price.

(c) Automatic Conversion Upon Approved Uplisting. Upon consummation of an Approved Uplisting, all outstanding shares of Series A Preferred Stock shall automatically convert, without further action by the Holders, into (i) shares of Common Stock at the then-effective Conversion Price or (ii) if the Approved Uplisting includes warrants or units consisting of shares and warrants, the same units (shares and warrants) issued in the Approved Uplisting, in each case on the terms set forth in this Certificate. The Corporation shall provide prompt written notice of such automatic conversion to each Holder (an “Automatic Conversion Notice”).

(d) Conversion Into Units / Warrants in Approved Uplisting. If, in connection with an Approved Uplisting, the Corporation offers securities as units consisting of one share of Common Stock and one or more warrants (or other Common Stock Equivalents) per share (such offered securities, “Uplisting Units”), then upon any conversion of Series A Preferred Stock in connection with (or upon) such Approved Uplisting, each Holder shall be entitled to receive, in lieu of Conversion Shares only: (i) the number of shares of Common Stock that would otherwise be issuable upon conversion, and (ii) the number of warrants (or other Common Stock Equivalents) that such Holder would have received had such Holder been a purchaser in the Approved Uplisting with respect to such number of shares, based on the warrant-to-share (or unit) ratio in the Approved Uplisting.

(e) Adjustment Upon Issuance of Common Stock (Full Ratchet). If and whenever on or after the Issue Date, and at any time prior to and including consummation of an Approved Uplisting, while any shares of Series A Preferred Stock are outstanding, the Corporation issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 6(e) is deemed to have issued or sold, any shares of Common Stock and/or Common Stock Equivalents (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation, but excluding any Exempt Issuance for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Conversion Price then in effect, the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then simultaneously with the consummation (or, if earlier, the public announcement) of each such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price; provided, however, that no adjustment pursuant to this Section 6(e) shall result in an increase in the Conversion Price then in effect. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 6(e)), the following shall apply:

(i) Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 6(e)(i), the “lowest price per share for which one share of Common Stock is issuable” shall be equal to (A) the sum of (1) the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of such Option, (2) upon exercise of such Option, and (3) upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of such Option or otherwise pursuant to the terms thereof, minus (B) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of such Option or otherwise pursuant to the terms thereof, plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or such Common Stock Equivalents upon the exercise of such Options. This Section 6(e)(i) shall not apply to any Exempt Issuance.

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(ii) Issuance of Common Stock Equivalents. If the Corporation in any manner issues or sells any Common Stock Equivalents and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Common Stock Equivalents for such price per share. For purposes of this Section 6(e)(ii), the “lowest price per share for which one share of Common Stock is issuable” shall be equal to (A) the sum of (1) the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to one share of Common Stock upon the issuance or sale of such Common Stock Equivalent and (2) upon conversion, exercise or exchange of such Common Stock Equivalent or otherwise pursuant to the terms thereof, minus (B) the sum of all amounts paid or payable to the holder of such Common Stock Equivalent (or any other Person) upon the issuance or sale of such Common Stock Equivalent plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Common Stock Equivalent (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Common Stock Equivalents, or the rate at which any Common Stock Equivalents are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 6(g)), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Common Stock Equivalents provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. No adjustment pursuant to this Section 6(e) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received; Units; VWAP Adjustment Period. If any Option and/or Common Stock Equivalent and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Corporation (the “Primary Security,” and such Option and/or Common Stock Equivalent and/or Adjustment Right, the “Secondary Securities” and, together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lowest of (A) the purchase price of such Unit, (B) if such Primary Security is an Option and/or Common Stock Equivalent, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Section 6(e)(i) or 6(e)(ii) above, and (C) the lowest VWAP on any Trading Day during the five (5) Trading Day period (the “Adjustment Period”) immediately following the public announcement of such Dilutive Issuance (for the avoidance of doubt, if such public announcement is released prior to the opening of the applicable Trading Market on a Trading Day, such Trading Day shall be the first Trading Day in such five Trading Day period). If any shares of Common Stock, Options or Common Stock Equivalents are issued or sold or deemed issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Corporation therefor. If any shares of Common Stock, Options or Common Stock Equivalents are issued or sold for consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration as reasonably determined by the Board in good faith; provided that if such consideration consists of publicly traded securities, the amount of consideration received by the Corporation for such securities will be the lowest VWAP on any Trading Day during the five (5) Trading Day period immediately preceding the date of receipt.

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(v) Record Date. If the Corporation takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Common Stock Equivalents or (B) to subscribe for or purchase shares of Common Stock, Options or Common Stock Equivalents, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(vi) Post-Uplisting Cut-Off. No adjustment under this Section 6(e) shall apply to issuances after consummation of the Approved Uplisting.

(f) Notice and Delivery Mechanics. To effect an optional conversion, a Holder shall deliver to the Corporation a written notice of conversion specifying the number of shares of Series A Preferred Stock to be converted and the name(s) in which the Conversion Shares (and, if applicable, Uplisting Units) are to be issued (a “Notice of Conversion”). No medallion guarantee shall be required. The conversion shall be deemed effective (i) for optional conversions, as of the date specified in the Notice of Conversion (or, if none, the date of receipt), and (ii) for automatic conversions, as of the consummation of the Approved Uplisting.

(g) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion; the number of shares of Common Stock issuable shall be rounded to the nearest whole share in accordance with the Corporation’s customary rounding practices.

(h) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for issuance upon conversion of the Series A Preferred Stock, a number of shares of Common Stock sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

7. Redemption; Sinking Fund.

The Series A Preferred Stock shall not be redeemable by the Corporation or the Holders, and there shall be no sinking fund or similar redemption arrangement.

8. Preemptive Rights.

Holders of Series A Preferred Stock shall have no preemptive rights, subscription rights or other similar rights to acquire any securities of the Corporation by virtue of their ownership of Series A Preferred Stock, except as may be expressly set forth in definitive transaction documents.

9. Transfer.

Shares of Series A Preferred Stock may be transferred by a Holder, subject to compliance with applicable securities laws and any transfer restrictions set forth in the definitive transaction documents.

10. Amendment; Waiver.

This Certificate (including the designation, preferences, rights and limitations of the Series A Preferred Stock) may be amended, and any provision hereof may be waived, with the affirmative vote or written consent of the Majority Holders voting as a separate class and with such other approvals, if any, as may be required under applicable law and the Certificate of Incorporation.

11. Severability.

If any provision of this Certificate is held invalid, illegal or unenforceable, the remaining provisions shall remain in full force and effect.

12. Headings.

Headings are for convenience only and shall not affect the interpretation of this Certificate.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by its authorized officer as of [__________], 2026.

ZOOMCAR HOLDINGS, INC.

By:
Name:
Title:

89

EXHIBIT A

FORM OF NOTICE OF CONVERSION

To: Zoomcar Holdings, Inc.

The undersigned Holder hereby irrevocably elects to convert _________ shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) into shares of the Corporation’s Common Stock (and, if applicable, Uplisting Units) in accordance with the Certificate of Designations of the Series A Preferred Stock (the “Certificate”).

Date of Conversion: ______________________

Number of shares of Series A Preferred Stock to be converted: ____________

Please issue the securities in the following name and deliver to:

Name: ______________________________

Address: ____________________________

____________________________________

Holder Signature: __________________________

Name of Holder (print): _____________________

Title (if applicable): ________________________

Date: _____________________________________

90

Exhibit 1.16.1

Form of Series A Common Warrant

91

SERIES A WARRANT TO PURCHASE COMMON STOCK

ZOOMCAR HOLDINGS, INC.

Warrant Shares: [●]	Issuance Date: [●], 2026

THIS WARRANT TO PURCHASE COMMON STOCK (the “Warrant”) certifies that, for value received, [●] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance of this Warrant (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the date that is five (5) years after the date of issuance of this Warrant (the “Termination Date”) but not thereafter, to subscribe for and purchase from Zoomcar Holdings, Inc., a Delaware corporation (the “Company”), up to [●] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one (1) share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2.2.

1.	Definitions. In addition to the terms defined elsewhere in this Warrant or in the Securities Purchase Agreement dated [●], 2026 by and among the Company and the investors (the “Purchasers”) referred to therein (the “Securities Purchase Agreement”), the following terms have the meanings indicated in this Section 1:

1.1. “Adjustment Period” means the five (5) Trading Day period immediately following the public announcement of a Dilutive Issuance; provided that if such public announcement is released prior to the opening of the applicable Trading Market on a Trading Day, such Trading Day shall be the first Trading Day in such five (5) Trading Day period.

1.2. “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 3.2) of shares of Common Stock (other than rights of the type described in Sections 3.4 and 3.5) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

1.3. “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

1.4. “Applicable Price” means the Exercise Price in effect immediately prior to the applicable Dilutive Issuance.

1.5. “Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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1.6. “Board of Directors” means the board of directors of the Company.

1.7. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

1.8. “Commission” means the United States Securities and Exchange Commission.

1.9. “Common Stock” means the common stock of the Company, $0.0001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

1.10. “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

1.11. “Dilutive Issuance” has the meaning set forth in Section 3.2.

1.12. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.13. “Exempt Issuance” has the meaning set forth in the Securities Purchase Agreement.

1.14. “Initial Exercise Date” means the date of issuance of this Warrant.

1.15. “New Issuance Price” has the meaning set forth in Section 3.2.

1.16. “Option” means any rights, warrants or options to subscribe for or purchase shares of Common Stock and/or Common Stock Equivalents.

1.17. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

1.18. “Primary Security” and “Secondary Securities” have the meanings set forth in Section 3.2.

1.19. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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1.20. “Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

1.21. “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

1.22. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

1.23. “Transaction Documents” means the Securities Purchase Agreement, these Warrants, such other Warrants as contemplated in the Securities Purchase Agreement, the Registration Rights Agreement, and the Placement Agent Agreement. and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

1.24. “Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 48 Wall Street, 22nd Floor, New York, NY 10005 and an email address of yogita.ramnarayan@equiniti.com, and any successor transfer agent of the Company.

1.25. “Unit” has the meaning set forth in Section 3.2.

1.26. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

1.27. “Warrants” means this Warrant and other Common Stock purchase warrants issued by the Company pursuant to the Securities Purchase Agreement.

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2.	Exercise.

2.1. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise substantially in the form attached hereto as Exhibit 2.1 (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2.4.1 herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2.3 below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days after the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

2.2. Exercise Price. The exercise price per Warrant Share shall be $0.0625, subject to adjustment hereunder (the “Exercise Price”).

2.3. Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder or the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2.1 hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2.1 hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2.1 hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2.1 hereof after the close of “regular trading hours” on such Trading Day;

(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and (X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

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If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. Without limiting any other provision in the Transaction Documents, assuming (i) the Holder is not an Affiliate of the Company, and (ii) either (A) all of the applicable conditions of Rule 144 promulgated under the Securities Act with respect to Holder and the Warrant Shares are met, including, without limitation, compliance with the provisions of Rule 144(i) or (B) there is no requirement for the Company to be in compliance with the current public information required under Rule 144, in the case of such a cashless exercise, the Company agrees that the Company will cause the removal of the legend from such Warrant Shares (including by delivering an opinion of the Company’s counsel to the Company’s transfer agent, which opinion shall remain in effect until the date on which the Company’s next quarterly filing (10-K or 10-Q) is due, at its own expense to ensure the foregoing), and the Company agrees that the Holder is under no obligation to sell the Warrant Shares issuable upon the exercise of the Warrant prior to removing the legend. The Company agrees not to take any position contrary to this Section 2.3.

2.4.	Mechanics of Exercise.

2.4.1. Delivery of Warrant Shares upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant Shares are eligible for resale by the Holder without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate or by electronic delivery (at the election of the Holder), for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. Notwithstanding anything herein to the contrary, upon delivery of the Notice of Exercise, the Holder shall be deemed for purposes of Regulation SHO under the Exchange Act to have become the holder of the Warrant Shares irrespective of the date of delivery of the Warrant Shares. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, then, subject to the last sentence of this Section 2(d)(i), the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5 per Trading Day for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or the Holder rescinds such exercise. No liquidated damages shall be due under this Section 2(d)(i) to the extent that any delay in delivering such Warrant Shares results from (A) the Holder’s failure to timely deliver any required information or documentation, or (B) the failure or delay of the Depository Trust Company or the Transfer Agent despite the Company’s commercially reasonable efforts to cause timely delivery. In no event shall the aggregate liquidated damages payable with respect to any Notice of Exercise exceed an amount equal to five percent (5%) of the aggregate VWAP value of the Warrant Shares subject to such Notice of Exercise. The Company agrees to maintain a Transfer Agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Initial Exercise Date, which may be delivered at any time after the time of execution of the Securities Purchase Agreement, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercise Date and the Initial Exercise Date shall be the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by such Warrant Share Delivery Date.

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2.4.2. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

2.4.3. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2.4.1 by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

2.4.4. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2.4.1 above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored and return any amount received by the Company in respect of the Exercise Price for those Warrant Shares (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

2.4.5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

2.4.6. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit 2.4.6 duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

2.4.7. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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2.4.8. Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.5 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.5, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.5, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2.5 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

2.5. Reserved.

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3.	Certain Adjustments.

3.1. Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

3.2. Adjustment Upon Issuance of Common Stock (Full Ratchet). If and whenever on or after the Issuance Date, while this Warrant is outstanding, if the Company issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 3.2 is deemed to have issued or sold, any shares of Common Stock and/or Common Stock Equivalents (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Exempt Issuance) for a consideration per share (the “New Issuance Price”) less than the Applicable Price (the foregoing a “Dilutive Issuance”), then simultaneously with the consummation (or, if earlier, the public announcement) of each such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. No adjustment pursuant to this Section 3.2 shall be made if such adjustment would result in an increase of the Exercise Price then in effect. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and the New Issuance Price under this Section 3.2), the following shall be applicable:

3.2.1. Issuance of Options. If the Company grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3.2(i), such “lowest price per share” shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of such Option or otherwise pursuant to the terms thereof, plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or such Common Stock Equivalents upon the exercise of such Options. This Section 3.2(i) shall not apply to any Exempt Issuance.

3.2.2. Issuance of Common Stock Equivalents. If the Company issues or sells any Common Stock Equivalents and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Common Stock Equivalents for such price per share. For purposes of this Section 3.2(ii), such “lowest price per share” shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Common Stock Equivalent and upon conversion, exercise or exchange of such Common Stock Equivalent or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Common Stock Equivalent (or any other Person) upon the issuance or sale of such Common Stock Equivalent plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Common Stock Equivalent (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

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3.2.3. Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Common Stock Equivalents, or the rate at which any Common Stock Equivalents are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 3.1), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Common Stock Equivalents provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3.2(iii), if the terms of any Option or Common Stock Equivalent that was outstanding as of the Issuance Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Common Stock Equivalent and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3.2 shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

3.2.4. Calculation of Consideration Received; Units; VWAP Adjustment Period. If any Option and/or Common Stock Equivalent and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (the “Primary Security” and such Option and/or Common Stock Equivalent and/or Adjustment Right, the “Secondary Securities” and, together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lowest of (x) the purchase price of such Unit, (y) if such Primary Security is an Option and/or Common Stock Equivalent, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Section 3.2(i) or 3.2(ii) above and (z) the lowest VWAP on any Trading Day during the Adjustment Period immediately following the public announcement of such Dilutive Issuance (for the avoidance of doubt, if this Warrant is exercised, on any given Exercise Date during any such Adjustment Period, solely with respect to such portion of this Warrant exercised on such applicable Exercise Date, such applicable Adjustment Period shall be deemed to have ended on, and included, the Trading Day immediately prior to such Exercise Date). If any shares of Common Stock, Options or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the lowest VWAP on any Trading Day during the five (5) Trading Day period immediately preceding the date of receipt. The fair value of any consideration other than cash or publicly traded securities will be reasonably determined by the Board of Directors in good faith.

3.2.5. (v) Record Date. If, while this Warrant is outstanding, the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Common Stock Equivalents or (B) to subscribe for or purchase shares of Common Stock, Options or Common Stock Equivalents, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be). Notwithstanding anything herein to the contrary, no adjustment under this Section 3.2 shall apply to issuances after consummation of the Uplisting Public Offering.

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3.3. Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3.1 above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all (or substantially all) of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

3.4. Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all (or substantially all) holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). To the extent that this Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

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3.5. Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person, other than the tender offer initiated by the Company on January 23, 2026 pursuant to a Schedule TO and Offer to Exchange filed with the SEC on January 23, 2026, as amended and amended and restated to date), is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2.5 on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2.5 on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock/shares of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable contemplated Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of (1) 100% and (2) the 100 day volatility as obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3.6 and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five (5) Business Days after the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3.6 pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant that is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock prior to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3.6 regardless of (i) whether the Company has sufficient authorized shares of Common Stock for the issuance of Warrant Shares and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

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3.6. Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

3.7. Reserved.

3.8. Share Combination Event Adjustment. In addition to the adjustments set forth in Section 3.1 above, if at any time and from time to time on or after the Issuance Date there occurs any share split, reverse share split, share dividend, share combination recapitalization or other similar transaction involving the Common Stock (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the lowest VWAP during the five (5) consecutive Trading Days immediately following the Share Combination Event Date (the “Share Combination Adjustment Period”, and such price, the “Event Market Price”) is less than the Exercise Price then in effect (after giving effect to the adjustment in clause 3.1 above), then immediately following the close of trading on the primary Trading Market on the last day of the Share Combination Adjustment Period, the Exercise Price then in effect shall be reduced (but in no event increased) to the Event Market Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price of this Warrant on the Issuance Date for the Warrant Shares then outstanding shall remain unchanged following such event; provided, however, if the Share Combination Event is effective after close of Trading on the primary Trading Market, then the Share Combination Event Date shall be deemed to occur on the next Trading Day, and the Share Combination Adjustment Period shall be adjusted accordingly. For the avoidance of doubt, (a) if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Exercise Price hereunder, no adjustment shall be made, and if this Warrant is exercised, on any given exercise date during the Share Combination Adjustment Period, solely with respect to such portion of this Warrant exercised on such applicable exercise date, such applicable Share Combination Adjustment Period shall be deemed to have ended on, and included, the Trading Day immediately prior to such exercise date and the Event Market Price on such applicable exercise date will be the lowest VWAP of the Common Stock immediately during such the Share Combination Adjustment Period prior to such exercise date and ending on, and including the Trading Day immediately prior to such exercise date and (b) all adjustments pursuant to this Section 3.9 shall also be subject to Section 3.1 above, including any Event Market Price.

3.9. Voluntary Adjustment by Company. Subject to the rules and regulations of the Trading Market and the consent of the Holder, the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors.

4.	Transfer of Warrant.

4.1. Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4.4 hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit 2.4.6 duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days after the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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4.2. New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4.1, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial Issuance Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

4.3. Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

4.4. Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that (x) the transferor (other than in connection with a transfer to an Affiliate of the transferor) provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred Warrant under the Securities Act and (y) that the transferee agree in writing to be bound by the terms of the Securities Purchase Agreement and Registration Rights Agreement, with all the rights and obligations of a Purchaser under such agreements.

4.5. Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

5.	Miscellaneous.

5.1. No Rights as Stockholder until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2.4.1, except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2.3 or to receive cash payments pursuant to Section 2.4.1 and Section 2.4.4 herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

5.2. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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5.3. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.4. Authorized Shares.

5.4.1. Reservation of Authorized and Unissued Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

5.4.2. Noncircumvention. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Except for actions taken in good faith in the ordinary course of business or required by law, regulation, or Trading Market. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant.

5.4.3. Authorizations, Exemptions and Consents. Before taking any action that would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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5.5. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Notwithstanding the foregoing, nothing in this paragraph shall limit or restrict the federal district court in which a Holder may bring a claim under the federal securities laws.

5.6. Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

5.7. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that the right to exercise this Warrant terminates on the Termination Date. No provision of this Warrant shall be construed as a waiver by the Holder of any rights which the Holder may have under the federal securities laws and the rules and regulations of the Commission thereunder. Without limiting any other provision of this Warrant or the Securities Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

5.8. Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at Anjaneya Techno Park, No. 147, 1st floor, Kodihalli, Bangalore, INDIA 5600038, Attention: Deepankar Tiwari, Chief Executive Officer, email address: deepankar.tiwari@zoomcar.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section 5.8 prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section 5.8 on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

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5.9. Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.10. Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

5.11. Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

5.12. Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and a majority-in-interest of Holders of the Warrants, on the other hand. No modification or amendment or modification of the provisions hereof may be waived in a manner that is more favorable to other holder(s) of Warrants, as applicable, or to treat any holder(s) of Warrants in a manner that is in any respect not equal to the treatment of all other holder(s) of Warrants.

5.13. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

5.14. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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[ZCAR Investor Series A Common Warrant Signature Page Follows]

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[ZCAR Investor Series A Warrant Signature Page]

IN WITNESS WHEREOF, the Company has caused this Series A Common Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ZOOMCAR HOLDINGS, INC.

By:
Name:
Its:

TO:	ZOOMCAR HOLDINGS, INC.

NOTICE OF EXERCISE

Exhibit 2.1

(1) The undersigned hereby elects to purchase ____________Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐	in lawful money of the United States.

☐	if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2.3, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2.3.

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(4) The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended. [SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

Exhibit 2.4.6

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares of Common Stock.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
Address:
Phone Number:
Email Address:
Date:
Holder’s Signature:
Holder’s Address: